UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Advanced BioEnergy, LLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(ADVANCED BIOENERGY LOGO)
10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota 55305
Notice of Regular Meeting of Members
to be held on [Tuesday, May 11, 2010]
To our members:
     The regular meeting of members of Advanced BioEnergy, LLC will be held at [                                        ,] Aberdeen, SD on [Tuesday, May 11, 2010], commencing at [                    , central time], for the following purposes:
1.	To elect [2] directors to serve three-year terms;

2.	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2010;

3.	To approve six proposals amending and restating our Third Amended and Restated Operating Agreement (“Operating Agreement” and as proposed to be amended and restated, the “Fourth Amended and Restated Operating Agreement”). Failure by our members to approve any one of proposals 3A-3F will lead to none of those proposals being adopted and the current Operating Agreement will remain in effect.

4.	To transact other business that may properly be brought before the meeting. [April 19, 2010] is the record date for the meeting and only members of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
      For your convenience, we are also offering a webcast of the meeting. If you choose to view the webcast, go to [www.advancedbioenergy.com] shortly before the meeting and follow the instructions provided. If you miss the meeting, you can view a replay of the webcast on that site until 11:59 p.m. on Thursday, May 13, 2010. Please note that you will not be able to vote your units via the webcast.
     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few membership units, and whether or not you expect to be present, at the meeting or view the webcast you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

By Order of the Board of Directors,
/s/ John E. Lovegrove
John E. Lovegrove
Chairman of the Board

Minneapolis, Minnesota
[April 19, 2010]

VOTING INSTRUCTIONS
     The enclosed proxy is solicited by us for use at the 2010 regular meeting of members to be held on [May 11, 2010] and at any adjournment thereof. The regular meeting will be held at [                                                            ], Aberdeen, SD. Registration for the meeting will begin at [                    ]. The meeting will commence at [                    .] This solicitation is being made by mail, however, we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about [April 19, 2010]. To vote:
BY MAIL
•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY STATEMENT
TABLE OF CONTENTS

Page
About the Regular Meeting	5
Proposal 1 — Election of Directors	9
Proposal 2 — Ratification of the Independent Registered Public Accounting Firm	11
Proposal 3 — Approval of the Fourth Amended and Restated Operating Agreement	13
Proposal 3A: Approval to Revise Section 5.7 to Remove Certain Restrictions on Authority of Directors, including the issuance of more than 20,000,000 units	13
Proposal 3B: Approval of New Section 5.5(o) to Permit the Board of Directors to Set the Terms of Issuance of any New Class of Units	14
Proposal 3C: Approval of Revisions to Section 5.3 Related to the Board of Directors	15
Proposal 3D: Approval of Certain Governance Changes	15
Proposal 3E: Approval to Revise Director Indemnification Provisions	16
Proposal 3F: Approval of Certain Administrative Changes to our Operating Agreement	17
Company Governance	18
Committees of Our Board of Directors	18
Board of Directors Meetings and Attendance	18
Code of Ethics	18
Director Independence	18
Director Nominee Selection Policy	19
Compensation Committee Interlocks and Insider Participation	19
Attendance at Member Meetings	19
Procedures for Contacting the Board of Directors	19
Report of the Audit Committee	20
Security Ownership of Certain Beneficial Owners	21
Executive Compensation	23
Compensation Discussion and Analysis	23
Compensation Committee Report	26
Summary Compensation Table	26
Grants of Plan-Based Awards in 2009	27
Employment Agreements with Named Executive Officers	28
Restricted Unit Grants	29
Outstanding Equity Awards at 2009 Fiscal Year End	29
2009 Units Vested	30
Payments Upon Resignation, Retirement or Other Termination	30
Director Compensation	31
Certain Relationships and Related Party Transactions	32
Section 16(a) Beneficial Ownership Reporting Compliance	35
Additional Information	35

ADVANCED BIOENERGY, LLC
10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota 55305
PROXY STATEMENT FOR
2010 REGULAR MEETING OF MEMBERS
ABOUT THE REGULAR MEETING
     The enclosed proxy is being solicited by our board of directors for use in connection with our regular meeting of members to be held on [May 11, 2010] at [                    , central time], at [                                        ], Aberdeen, SD, and at any adjournments thereof. The mailing of this proxy statement and our board of directors’ form of proxy to members will commence on or about [April 19, 2010].
     The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your membership units. Instead, you may follow the instructions below to vote your membership units through the enclosed proxy card. Your proxy is important to ensure a quorum at the meeting.
What is the purpose of the regular meeting?
     At the regular meeting, we will ask our members to vote on eight matters:
•	To elect [two] directors to serve three-year terms;

•	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2010; and

•	To approve six proposals amending and restating our Operating Agreement.
as well as to transact other business that may properly be brought before the meeting. Following the formal portion of the meeting, our management will report on our performance and answer questions from our members.
Who is entitled to attend the meeting?
     Only members as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at [                    ]. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please RSVP your attendance with the card enclosed.
     Please also note that if you hold your membership units in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your ownership as of the record date.
Who is entitled to vote at the meeting?
     Only members of record at the close of business on the record date for the meeting, [April 19, 2010], will be entitled to vote at the meeting or adjournments thereof.
How many votes do I have?
     On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned, according to our membership records, by the member as of the close of business on the record date. Pursuant to section 6.15 of our Operating Agreement, members do not have any dissenters’ rights on any matters submitted to a vote at the meeting. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, equity exchanges and certain amendments to the organizational documents of a company.

How many membership units are outstanding?
     At the close of business on the record date, there were 17,814,180 outstanding membership units. Therefore, there are a total of 17,814,180 possible votes that may be submitted on any matter.
What constitutes a quorum?
     Pursuant to Section 6.9 of our Operating Agreement, the presence in person or by proxy of persons holding 25% of the issued and outstanding membership units is required to constitute a quorum. On the record date we had 17,814,180 issued and outstanding membership units, each of which is entitled to vote at the meeting. Accordingly, the presence of holders of at least 4,453,545 membership units at the meeting will constitute a quorum. If you submit a proxy or appear at the meeting, then your membership units will be considered part of the quorum.
     If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of membership units considered to be present at the meeting for purposes of determining whether there is a quorum.
How do I vote?
     Membership units can be voted only if the holder of record is present at the meeting either in person or by proxy. [You will not be able to vote your units if you plan on viewing the webcast.] You may vote using any of the following methods:
     Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the meeting. The membership units represented by each properly executed proxy card will be voted at the meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to us at (763) 226-2725. In order for your vote to count, we must receive it by 3:00 p.m., central time, on [May 10, 2010]. If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be voted.
     In person. You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.
     If you hold your membership units in “street name,” you need to obtain a proxy form from the institution that holds your membership units. Members who hold membership units through a broker or agent should follow the voting instructions received from that broker or agent.
What can I do if I change my mind after I vote my units?
     You may revoke your proxy by:
•	voting in person at the meeting; or

•	giving personal or written notice of the revocation, which is received by Richard R. Peterson, our Chief Executive Officer, President and Chief Financial Officer, at our offices at 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305 on or before 3:00 p.m., central time, on [May 10, 2010.]
What is the effect of an “abstention” or “withhold” vote on the proposals to be voted on at the meeting?
     A membership unit voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. A “withhold” vote with respect to any director nominee will be counted for purposes of determining whether there is a quorum and will have the effect of a vote against the nominee.

What is the effect of a “broker non-vote” on the proposals to be voted on at the meeting?
     A “broker non-vote” occurs if your membership units are not registered in your name and you do not provide the record holder of your membership units (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable New York Stock Exchange rules. These rules apply to us notwithstanding the fact that our membership units are not listed on any securities exchanges. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to the matter.
     Under New York Stock Exchange rules, proposal 2, the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm, is a routine item. As a result, brokers who do not receive instructions as to how to vote on this matter generally may vote on this matter in their discretion. Brokers who do not receive instructions as to how to vote on our other proposals may not vote on these matters.
What is the recommendation of the board of directors on my voting my membership units?
     Our board of directors recommends a vote for the election of each of the nominees to the board of directors set forth in proposal 1, for the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm set forth in proposal 2 and for the approval of each of the six proposals amending and restating our Operating Agreement set forth in proposals 3A-3F.
What if I do not specify a choice for a matter when returning a proxy
     Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your membership units for the election of each of the nominees to the board of directors set forth in proposal 1, for the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm and for each of the six proposals to amend and restate our Operating Agreement. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.
What vote is required to approve each item?
     Election of Directors. The two director nominees who receive the greatest number of votes will be elected directors; provided, that each receives an affirmative vote of a majority of the membership voting interests represented at the members’ meeting.
     Ratify the Appointment of Auditor. If a quorum is present, an affirmative vote of a majority of the membership voting interests represented at the members’ meeting will result in the matter being approved.
     Approval of the Proposals to Amend and Restate Our Operating Agreement. In accordance with the requirements of Section 8.1 of our Operating Agreement, the affirmative vote of members holding collectively a majority of the membership interests constituting the quorum at a members’ meeting is generally required to approve an amendment to our Operating Agreement. Each of the proposals, other than proposals 3C and 3F, require approval of a majority of units constituting the quorum under Section 8.1 of our Operating Agreement. Proposal 3C, the approval of revisions to Section 5.3 related to the Board of Directors, and the changes to Section 5.1 of our Operating Agreement effected by proposal 3F require the approval of an absolute majority.
What is the effect of the Voting Agreement on the matters to be voted on?
     An amendment to our existing voting agreement was recently entered into that relates to the approval of the amendments to our Operating Agreement included as proposals 3A-3F. As amended, the voting agreement further described in this proxy statement under “Security Ownership of Principal Members and Management” — “Description of Voting Agreement” requires certain persons, who hold in the aggregate approximately 49.9% of our outstanding units, to vote in favor of the election of Mr. Peterson proposed by the board of directors as described in proposal 1 and to vote in favor of the amendment and restatement of our Operating Agreement as described in proposal 3. Thus, unless there is a breach of the voting agreement, the election of Mr. Peterson as a director and the approval of the amendment and restatement of our Operating Agreement is highly likely. The amended voting agreement does not require the parties to the voting agreement to vote for or against, or to abstain from, any of the other proposals described in this proxy statement.

May the meeting be adjourned?
     If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting.
Who pays the expenses incurred in connection with the solicitation of proxies?
     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our membership units. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.
What is a member proposal?
     A member proposal is your recommendation or requirement that we or our board of directors take action, which you intend to present at a meeting of our members. Your proposal should state as clearly as possible the course of action that you believe we should follow. If your proposal is placed in our proxy statement, then we must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained below. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
What is the deadline for submitting a member proposal for the 2011 regular meeting of members?
     We intend to hold our 2011 regular meeting of members on or about [March 15, 2011]. In order to be considered for inclusion in next year’s proxy statement, member proposals must be submitted in writing to us by [October 22, 2010]. We suggest that proposals for the 2011 regular meeting of members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Fourth Amended and Restated Operating Agreement is approved, proposals to amend our Operating Agreement can be submitted by members holding 1% of our units.
How do I nominate a candidate for election as a director at next year’s regular meeting?
     We anticipate that three directors will stand for election at the 2011 regular meeting of members. Nominations for director seats are made by the board of directors. In addition, a member may nominate a candidate for director by following the procedures set forth in Section 5.3 of our Operating Agreement. Under our Operating Agreement, any member that intends to nominate one or more persons for election as directors at a meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your nomination must be received by [January 14, 2011] for our 2011 regular meeting of members. Each notice must set forth:
•	the name and address of record of the member who intends to make the nomination;

•	a representation that the member is a holder of record of our membership units entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name, age, business and residence address, and principal occupation or employment of each nominee;

•	a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the members;

•	such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the consent of each nominee to serve as a director if so elected; and

•	a nominating petition signed and dated by the holders of at least 5% of the then outstanding membership units and clearly setting forth the proposed nominee as a candidate for the director’s seat to be filled at the next election of directors.
     We may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility of the proposed nominee to serve as a director.
How may I obtain additional copies of the annual report?
     Our annual report for our fiscal year ended September 30, 2009, including audited financial statements, is included with this proxy statement. Our annual report as well as our most recent quarterly report on Form 10-Q are also available online at www.advancedbioenergy.com. For additional printed copies, which are available without charge, please contact us by mail at Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305.
Why did my household receive only one proxy statement when multiple members share this address?
     In order to reduce expenses, we delivered only one proxy statement and annual report to multiple members that share an address unless we received contrary instructions from one or more of the security holders. Upon written or oral request to Richard R. Peterson at 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305 or (763) 226-2701, we will promptly provide a separate copy of the proxy statement and annual report to a security holder with a shared address to which a single copy of the documents were delivered. If you wish to receive a separate copy of our proxy statements or annual reports in the future, or if you are receiving multiple copies of our proxy statements or annual reports and wish to receive a single copy in the future, please contact Richard R. Peterson as provided above.
Where is the company’s principal executive office?
     Our principal executive office is located at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.
PROPOSAL 1

ELECTION OF DIRECTORS
Directors and Director Nominees
     Our Operating Agreement provides that the board of directors shall be fixed at nine directors, divided into three groups. [We currently have one vacancy in Group II. Our nominating committee is considering seeking candidates to fill this position.] Our current board of directors is comprised of the following:

			Director
Name	Age	Position	Since
Group II — term expiring in 2010:
Troy L. Otte	42	Director	2005
Richard R. Peterson	44	Director	2009
Group III — term expiring in 2011:
Neil S. Hwang	31	Director	2009
Thomas A. Ravencroft	73	Director	2008
John E. Lovegrove	55	Chairman and Director	2005
Group I — term expiring in 2012:
Scott A. Brittenham	51	Director	2008
Joshua M. Nelson	37	Director	2009
Bruce L. Rastetter	53	Director	2009
Biographical Information for Nominee Directors
     Troy L. Otte has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 1,600 acres of corn, soybeans and wheat, with both irrigated and dry land acres.

     Richard R. Peterson joined our company as vice president of accounting and finance and chief financial officer in November 2006 and was named chief executive officer in October 2008. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk Advance, Inc., a manufacturer of commercial and industrial cleaning equipment. Prior to joining Nilfisk Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc., a manufacturer of 2D and 3D vision inspection equipment from April 1999 to July 2001 and the chief financial officer of Premis Corporation, a point-of-sale software development company from December 1996 to April 1999.
    Our board of directors recommends that you vote for the election of each of the [two] nominees listed above to serve on our board of directors.
Biographical Information for Non-nominee Directors
     Scott A. Brittenham co-founded and has served as president and chief executive officer of Clean Energy Capital, LLC, formerly Ethanol Capital Management, LLC, the largest fund manager for ethanol investments in the United States, since 2003. From 1999 through 2003, Mr. Brittenham served as the president and Chief Executive Officer of Fidelity Mortgage Inc. and from 1995 through 1999, Mr. Brittenham served as the president and a director of Brittenham Investment Management. The company and certain other parties are parties to the voting agreement, which, among other things, requires the parties thereto to nominate, recommend and vote for election to the board two designees of Hawkeye Energy Holdings, LLC (“Hawkeye”), two designees of Ethanol Investment Partners, LLC (“EIP”), an affiliate of Clean Energy Capital, LLC and the Chief Executive Officer of the company. Pursuant to the voting agreement, Mr. Brittenham was elected as a designee of EIP. Mr. Brittenham also serves on the board of directors of Highwater Ethanol, LLC.
     Joshua M. Nelson is a Managing Director at Thomas H. Lee Partners, L.P., a private equity firm based in Boston, Massachusetts where he has worked since 2003. Prior to this, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson has been a director of Hawkeye since 2006. On December 21, 2009, Hawkeye Renewables, LLC, a subsidiary of Hawkeye, filed for reorganization under chapter 11 of the U.S. Bankruptcy Code in Delaware. Pursuant to the voting agreement, Mr. Nelson was elected as a designee of Hawkeye.
     Bruce L. Rastetter is currently the Chief Executive Officer of Hawkeye Renewables, LLC, an Iowa-based renewable energy company where he has worked since 2003. Mr. Rastetter is also the Chief Executive Officer of Hawkeye and Hawkeye Gold, LLC. Prior to these positions, Mr. Rastetter founded Heartland Pork Enterprises, Inc. in 1994, and was the Chief Executive Officer of that company until 2004. Mr. Rastetter also owns a diverse farming operation headquartered in northern Iowa called Summit Farms. On December 21, 2009, Hawkeye Renewables, LLC, a subsidiary of Hawkeye, filed for reorganization under chapter 11 of the U.S. Bankruptcy Code in Delaware. Pursuant to the voting agreement, Mr. Rastetter was elected as a designee of Hawkeye.
     Neil S. Hwang is currently the Chief Financial and Compliance Officer of Clean Energy Capital, LLC, formerly Ethanol Capital Management, LLC, the largest fund manager for ethanol investments in the United States, where he has worked since August 2009. Mr. Hwang was a senior analyst for Caliburn Partnership, an affiliate of Greenhill & Co., an independent investment bank in Australia and New Zealand from July 2008 to June 2009, and an associate for Booz Allen Hamilton (now Booz & Company), a management consulting firm, from August 2007 to June 2008. Prior to this, Mr. Hwang was a graduate student at MIT Sloan School of Management and Harvard University Kennedy School of Government, where he earned MBA and MPA degrees in 2007. Pursuant to the voting agreement and an Agency Agreement, dated November 2, 2009, between Clean Energy Capital, LLC and Mr. Hwang, Mr. Hwang was appointed to the board of directors of the company.
     Thomas A. Ravencroft spent 40 years with Dean Foods Co., Inc. (“Dean Foods”) from 1954 until his retirement in August 2000. He became an officer of Dean Foods in 1970 and served as vice president, corporate planning until 1990. From 1990 until 1995, he served as a senior vice president. From 1995 until his retirement, he served as president of Dean Foods’ dairy division. He served on the Dean Foods board of directors from 1979 until August 2000.
     John E. Lovegrove has served as chairman since October 2008, and has been a life-long farmer in Fillmore County, Nebraska. He operates a family farm along with two brothers consisting of 8,000 acres of irrigated corn, soybeans and Pioneer Hy-Brid International seed corn.

PROPOSAL 2

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen LLP has been our independent registered public accounting firm since fiscal 2005. Upon recommendation from our audit committee, our board of directors selected McGladrey & Pullen LLP to serve as our independent registered public accounting firm for our fiscal year ending September 30, 2010, subject to ratification by our members. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our members. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2010.
McGladrey & Pullen LLP Attendance at Meeting
     A representative of McGladrey & Pullen LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.
Fees Billed by McGladrey & Pullen LLP
     In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by McGladrey & Pullen LLP and its affiliate, RSM McGladrey, Inc. in our fiscal years ended September 30, 2009 and 2008, for these various services:

	Fiscal 2009	Fiscal 2008
Description of Fees	Amount	Amount
Audit fees	$249,500	$239,900
Audit-related fees	10,000	—

Total audit and audit-related fees	259,500	239,900
Tax fees:
Tax compliance fees	60,939	69,488
Tax consultation and advice fees	9,718	112,613

Total tax fees	70,657	182,101
All other fees	—	—

Total	$330,157	$422,001

Audit Fees
     Audit fees consist of fees billed by McGladrey & Pullen LLP for audit services related to review of our interim financial statements, RIN agreed upon procedures, audit of our fiscal year-end consolidated financial statement and separate audits of ABE Fairmont, LLC and Heartland Grain Fuels, L.P. (“Heartland Grain Fuels”).
Audit-Related Fees
     We were billed $10,000 during fiscal year 2009 for review of our private placement memorandum. We were not billed any amounts for audit-related services during fiscal 2008.
Tax Compliance Fees
     We were billed $60,939 and $69,488 by RSM McGladrey, Inc. an entity associated with McGladrey & Pullen LLP for compliance services during the years ended September 30, 2009 and 2008, respectively. Compliance services consist of planning and preparation of corporate tax return and related filings.
Tax Consultation and Advice Fees
     We were billed $9,718 and $112,613 by RSM McGladrey, Inc. an entity associated with McGladrey & Pullen LLP for tax consultation and advice fees mostly related to review of loss allocations and related issues and other business advice matters for fiscal 2009 and 2008, respectively.

All Other Fees
     We were not billed any amounts by McGladrey & Pullen LLP for other products and services during fiscal 2009 or fiscal 2008.
Pre-Approval Policies and Procedures
     In accordance with Section 10(A)(i) of the Securities Exchange Act of 1934, our audit committee approves the engagement of our independent accountants to render audit and non-audit services before those services are rendered, considering, among other things, whether the proposed engagement would impact the independence of the auditors. All of the fees reflected above were approved by the audit committee and all of the work was performed by full-time, permanent employees of McGladrey & Pullen LLP and RSM McGladrey, Inc.
     Our board of directors recommends that you vote for proposal 2 to ratify the appointment of McGladrey & Pullen LLP.

PROPOSAL 3

APPROVAL OF FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
          Our members are being asked to consider and approve the adoption of each of the six proposals described below (proposals 3A through 3F) to amend and restate our Operating Agreement. The adoption of each of proposals 3A-3F is conditioned on member approval of all of proposals 3A through 3F.
Required Vote
          Each of the proposals, other than proposals 3C and the changes to Section 5.1 of our Operating Agreement effected by proposal 3F, require approval of a majority of units constituting the quorum at the meeting under Section 8.1 of our Operating Agreement. Proposal 3C, approval of revisions to Section 5.3 related to the board of directors, and the administrative changes to Section 5.1 of our Operating Agreement effected by proposal 3F require the approval of an absolute majority.
Background and Reasons for the Amendment and Restatement of the Operating Agreement
          Our board of directors recently undertook a review of our Operating Agreement to determine whether changes were appropriate (1) to meet the capital requirements of our company in the future, (2) to modify certain governance requirements of the company, (3) to revise provisions in the Operating Agreement relating to the indemnification of directors and officers and the advancement of expenses and (4) to make certain corrections and administrative changes.
          Following its review, the board determined, at its meeting held on February 19, 2010, that it is in the best interests of the company and its members to make certain amendments to the Operating Agreement. As such, the board approved, and recommends that members approve, the adoption of the Fourth Amended and Restated Operating Agreement. The Fourth Amended and Restated Operating Agreement is included as Appendix I to this proxy statement and the description of each proposal below is qualified in its entirety by reference to this document.
          Our members will vote separately on each of the six proposals described below (proposals 3A through 3F) to amend and restate the Operating Agreement. The adoption of the Fourth Amended and Restated Operating Agreement is conditioned on member approval of each of proposals 3A through 3F below. Failure to approve any of proposals 3A through 3F will lead to none of these proposals being adopted and the Operating Agreement will remain in effect without change. Members are urged to carefully review Appendix I, which identifies those changes being proposed in the Fourth Amended and Restated Operating Agreement marked against our existing Operating Agreement.
Proposal 3A: Approval to Revise Section 5.7 to Remove Certain Restrictions on Authority of Directors, including the Issuance of More than 20,000,000 Units.
               Summary and Reason for Changes from Current Operating Agreement. Section 5.7(a) of our Operating Agreement currently provides several restrictions on the authority of the board and specifically prohibits the board from taking the following actions without the unanimous consent of the members: (i) causing the company to engage in any activities inconsistent with the purposes and powers set out in the Operating Agreement, (ii) knowingly doing any act in contravention of the Operating Agreement, (iii) possessing company property for other than a company purposes and (iv) causing the company to voluntarily take any action that would cause a bankruptcy of the company. In addition, Section 5.7(b) prohibits the board from taking the following actions without the consent of a majority of the membership voting interests: (i) dispose of at one time all or substantially all of the property of the company, through merger, consolidation, exchange or otherwise, (ii) issue more than 20,000,000 units and (iii) cause the company to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates in excess of $500,000. The Fourth Amended and Restated Operating Agreement would remove each of these restrictions on the authority of the board, other than the requirement that a majority of the membership voting interests has to approve disposing all or substantially all of the property of the company.
               Our board believes that the restrictions on the board of directors provided in Section 5.7(a) of the current Operating Agreement, which require unanimous member consent for the board to take certain actions are impracticable and inadvisable for a limited liability company with numerous members. These restrictions unnecessarily restrain the ability of the board to react to situations that may confront the company in the future, such as a bankruptcy filing, even if it may be in the best interests of the members. Our board also does not believe, given the size and scope of the company’s operations and the directors’ fiduciary duties, it should be necessary to obtain approval from a majority of the membership interests for the acquisition of any equity or debt securities from a director or any of its affiliates or to otherwise make loans to a director or any of its affiliate in excess of $500,000.

               The company currently has 17,814,180 issued and outstanding membership units and has issued a warrant to PJC Capital, LLC to issue up to 532,671 units. This leaves the board with the ability to issue an additional 1,653,149 units in the future without requiring approval of the company’s members. Given this, the company is extremely limited in its ability to issue additional units in the future for a variety of purposes without member approval, including capital raising and employee equity incentive plans. As discussed in further detail below, the company plans on raising approximately $10 million of additional capital through the sale of newly issued units in connection with a restructuring of the lending arrangements for its Heartland Grain Fuels subsidiary, and approval of this proposal to remove the 20,000,000 unit cap on the ability of the board to issue additional units without member approval will be required in order to successfully complete that restructuring.
                On April 8, 2010, the company filed a Report on Form 8-K indicating that the company had entered into a Lock-Up Agreement with its subsidiary, Heartland Grain Fuels, and certain of Heartland Grain Fuels’ lenders, which contemplates the restructuring of the debt of Heartland Grain Fuels. In connection with the restructuring, the company also announced that it had entered into a Backstop Commitment Agreement with Hawkeye Energy Holdings, LLC, whereby Hawkeye Energy Holdings agreed to purchase units of the company at $1.50 per unit sufficient for the company to contribute $10 million of additional capital to Heartland Grain Fuels, subject to certain conditions, in order to facilitate the restructuring. The Backstop Commitment Agreement requires that the company as promptly as practicable commence a sale of newly issued units pursuant to a private placement under Regulation D of the Securities Act. Pursuant to the Backstop Commitment Agreement, Hawkeye Energy Holdings has agreed to purchase its pro rata share of the offering and to purchase any units offered in the offering that are not purchased by other investors. If adopted, this Proposal 3A would facilitate the offering by eliminating the current 20,000,000 cap on units in the Operating Agreement. It would also provide the board with greater flexibility to issue capital for a variety of corporate purposes in the future. While the company presently has no other specific plans, arrangements or understandings, either written or oral, to issue additional membership units, other than pursuant to the private placement, the units reserved for issuance upon exercise of our outstanding warrants, and granting units to employees under equity incentive plans, if this Proposal 3A is approved, additional units will be available for issuance from time to time at the discretion of the board without further action by the members.
               Expected Effect. The changes to the Fourth Amended and Restated Operating Agreement to permit the board to issue more than 20,000,000 units will permit the board to complete its contemplated private placement of newly issued membership units and will give the board more flexibility to raise capital, acquire businesses and assets and create employee incentive plans. Any future issuance of our units may, among other things, dilute the earnings per unit and the equity and voting rights of those holding our units at the time the additional units are issued. The board believes that the elimination of the remaining provisions of Section 5.7 will have no practical effect on the governance of the company and will allow the board to act in certain situations without securing unanimous member approval. Given the number of members of the company, it is unlikely that we will ever receive unanimous member approval on any proposal.
               Our board of directors recommends that you vote for proposal 3A to revise Section 5.7 to remove certain restrictions on authority of directors, including the issuance of more than 20,000,000 units.
               Proposal 3A will only be adopted if the members approve each of proposals 3A through 3F.
Proposal 3B: Approval of New Section 5.5(o) to Permit the Board of Directors to Set the Terms of Issuance of any New Class of Units
               Summary and Reason for Changes from Current Operating Agreement. Our Operating Agreement does not currently provide for issuances of membership interests other than “common” units. Our board of directors believes that the ability to set the terms of issuance for any new class of units would provide the company with greater flexibility to issue capital for a variety of corporate purposes without the delay associated with convening a special member meeting to amend the Operating Agreement to permit the issuance of these membership interests. These purposes may include, among other actions, raising equity capital and acquiring businesses and assets. Therefore, the board of directors is recommending adding a new Section 5.5(o) in the Fourth Amended and Restated Operating Agreement that would permit the board to set the terms of issuance of any new class of units.
               While the company presently has no specific plans, arrangements or understandings, either written or oral, to issue any new class of units, if this Proposal 3B is approved, additional classes of units could be available for issuance from time to time at the discretion of the board of directors without further action by the members. For example, the company could issue non-voting units. The board would not, however, be able to issue classes of units with terms inconsistent with the Fourth Amended and Restated Operating Agreement without an amendment to the Operating Agreement. For example, Section 3.1 of the Fourth Amended and Restated Operating Agreement requires that profits be allocated among the unit holders in proportion to units held and the board could not issue units to which profits were disproportionately allocated without member action amending the Fourth Amended and Restated Operating Agreement.
               Expected Effect. The company believes that the Fourth Amended and Restated Operating Agreement will permit the board of directors to have more flexibility in its efforts to raise capital and acquire businesses and assets. Any future issuance of additional classes of our units may, among other things, dilute the earnings per unit of the common units and the equity and voting rights of those holding our units at the time the additional units are issued. Although classes of units could, under certain circumstances, be construed as delaying or preventing a change of control of the company (for example, by diluting the ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction involving the combination of the company with another company), we are not proposing this new provision in response to any effort to accumulate units of the company or to obtain control of the company by means of a merger, tender offer or proxy solicitation in opposition to management.
               Our board of directors recommends that you vote for proposal 3B to approve new Section 5.5(o) to permit the board of directors to set the terms of issuance of any new class of units.
               Proposal 3B will only be adopted if the members approve each of proposals 3A through 3F.
Proposal 3C: Approval of Revisions to Section 5.3 Related to the Board of Directors
          Summary and Reason for Changes from Current Operating Agreement. Section 5.3 of the current Operating Agreement provides for a classified board of directors divided into three groups, with each director serving a term of three years. The current language includes details that are no longer relevant, including details about individual directors who are no longer serving on the board of directors, making the provision both lengthy and unnecessarily complex. While the board has recommended that this language be simplified, the revisions contain no substantive changes and the Fourth Amended and Restated Operating Agreement would continue to provide for a classified board divided into three groups (Group I, Group II and Group III). At each annual meeting of members, approximately one third of the directors will continue to be elected by the members for terms of three years.
          Section 5.3 of the current Operating Agreement also contains provisions with respect to the removal of directors who were employees of the company. The Fourth Amended and Restated Operating Agreement would also give the directors the right to remove any director for “Cause” by the vote of a majority of all directors other than the director subject to removal. “Cause” is defined as (1) willful or gross misfeasance by the director that is expressly intended to injure or has the effect of materially injuring the reputation, business or business relationship of the company, or (2) conviction of, or a guilty plea (including a plea of nolo contendere) by, the director of any felony or any crime involving moral turpitude which reflects unfavorably upon the company.
          Expected Effect. The company will continue to have a staggered board with three classes of directors and only one class up for re-election at each annual member meeting. The revisions relating to the staggered board are not expected to have any substantive effect. In circumstances where the board has “Cause” to remove a director, these revisions would permit the board to remove a director for “Cause” without calling a member meeting to remove that director.
          Our board of directors recommends that you vote for proposal 3C to approve revisions to Section 5.3 related to the board of directors
          Proposal 3C will only be adopted if the members approve each of proposals 3A through 3F.
Proposal 3D: Approval of Certain Governance Changes
          Summary and Reason for Changes from Current Operating Agreement. The current Operating Agreement contains certain governance provisions that the board of directors has recommended that we revise to enhance the governance of the company. These changes include, among others:
•	The Operating Agreement currently provides that a board meeting may be called by not less than five days notice in writing. The Fourth Amended and Restated Operating Agreement reduces the notice requirement to two days. This change provides greater flexibility by allowing the company to call a board meeting, if necessary, on shorter notice.

•	The Operating Agreement currently provides that the presence (in person or by proxy or mail ballot) of all members representing an aggregate of at least twenty-five percent (25%) of the membership voting interests is required for the transaction of business at a meeting of the members. The Fourth Amended and Restated Operating Agreement would increase the percentage needed for a quorum to fifty percent (50%). While this would make it more difficult to achieve a quorum at a meeting of members, the company believes that this change is appropriate given the present ownership of our units by some large unitholders and the more common practice of requiring a quorum of at least fifty percent (50%).

•	The Operating Agreement currently provides that amendments to the Operating Agreement may be proposed by the board of directors or any member, and that the board of directors shall seek the written vote of the members or call a meeting to vote on the proposed amendment. The Fourth Amended and Restated Operating Agreement permits members holding not less than 1% of the units of the company to propose amendments and requires the board of directors to submit any such member proposal to the members at the company’s next annual meeting or at a duly called special meeting. Because of the large number of members the company has, the board believes it is impracticable to submit amendments to a written vote. The board also believes, given the time and expense associated with holding a meeting, that any proposal by a member to amend the Operating Agreement should be supported by members holding at least 1% of the units of the company and the board should be able to determine whether to call a special meeting or to submit such a proposal at the company’s next annual meeting.

•	The Operating Agreement currently provides that most amendments to the Operating Agreement can be effected by the vote of a majority of the membership voting interest constituting a quorum. The Fourth Amended and Restated Operating Agreement would require a majority of the membership voting interests present at a meeting to approve most amendments to the Operating Agreement. A majority of a quorum could be a lesser vote than a majority of the membership voting interests present at a meeting and the board believes that a majority of the membership voting interests present at a meeting should be required for most amendments to the Operating Agreement.

•	The Operating Agreement currently provides that the record date for notice of meetings or to vote at a meeting is the mailing date of notice of the meeting and that the record date for distributions is the date on which the resolutions declaring the distribution is adopted. The Fourth Amended and Restated Operating Agreement would permit the board to set a different record date for notice of meetings, voting at a meeting or distributions.

•	The current Operating Agreement provides that the directors can take action by the vote of a majority of the number of directors constituting a quorum. The Fourth Amended and Restated Operating Agreement would require that certain actions, including (a) approving any merger, consolidation, exchange, conversion, sale of all or substantially all of the assets of the company or dissolution of the company, (b) making any material changes in the business of the company, (c) causing the company to voluntarily take any action that would cause a bankruptcy of the company or (d) amending Section 5.10 of the Fourth Amended and Restated Operating Agreement, require the vote of a majority of all directors.
     Expected Effect. Expected effects include, among others:
•	Board meetings may be held on shorter notice.

•	It may be more difficult to achieve a quorum for purposes of our meetings of members, requiring that more than just our largest members are present to take any action.

•	It may be more difficult for members to propose an amendment to the Operating Agreement.

•	Amendments to the Operating Agreement will require a higher vote than a majority of the quorum.

•	The board could fix a record date for notice of meetings and voting at meetings different than the mailing date for notice of the meeting and a record date for distribution different than the date on which the resolution declaring the distribution is adopted.

•	It may be more difficult for the board to approve certain actions, including mergers, consolidations, exchanges, conversions, sale of all or substantially all of the assets of the company, or a dissolution of the company, as such actions would require more than just a majority of the directors constituting a quorum.
          Our board of directors recommends that you vote for proposal 3D to approve certain governance changes.
          Proposal 3D will only be adopted if the members approve each of proposals 3A through 3F.
Proposal 3E: Approval to Revise Director Indemnification Provisions
     Summary and Reason for Changes from Current Operating Agreement. The current Operating Agreement contains indemnification provisions which arguably require indemnification irrespective of wrongful conduct by a director or officer (subject to limitations under Delaware case law), but does not require advancement of expenses incurred by a director or officer in connection with any action, suit or proceeding against the director or officer in his or her capacity as a director of officer of the company. The Fourth Amended and Restated

Operating Agreement adds a new section to make indemnification subject to satisfying the duties of directors and officers specified in Section 5.12 of the Fourth Amended and Restated Operating Agreement and provides for the advancement of expenses. Section 5.12 of the Fourth Amended and Restated Operating Agreement clarifies the standard of conduct for directors and officers of the company, specifying that directors and officers are to discharge their duties in good faith, in a manner the director or officer reasonably believes to be in or not opposed to the best interests of the company and with the care an ordinarily prudent person would exercise under similar circumstances. The Fourth Amended and Restated Operating Agreement also contemplates that the indemnification provided therein is not exclusive of any other right to indemnification a person may have. The company recently entered into separate indemnification agreements with its directors.
          Expected Effect. The Fourth Amended and Restated Operating Agreement clarifies rights to indemnification of directors and officers, and the limits on indemnification by the company and makes the indemnification provisions of the company more consistent with the indemnification provisions that would be applicable to a Delaware corporation. It also expressly provides for the advancement of expenses. These changes should assist the company in attracting and retaining directors and officers who might otherwise be concerned about the scope of our indemnification provisions and having to bear upfront costs in any potential litigation. It is not expected that this change will result in a significantly greater expense to the company.
          Our board of directors recommends that you vote for proposal 3E to revise director indemnification provisions.
          Proposal 3E will only be adopted if the members approve each of proposals 3A through 3F.
Proposal 3F: Approval of Certain Administrative Changes to our Operating Agreement
          Summary and Reason for Changes from Current Operating Agreement. The current Operating Agreement contains certain provisions that the board of directors found to be unnecessary, no longer relevant or could be clarified. The following changes make the Fourth Amended and Restated Operating Agreement easier to read, clarify the operation of certain provisions, eliminate certain provisions which the board does not believe need to be in the Operating Agreement and make changes to the Operating Agreement for ease of reference. Changes include, among others:
•	The current Operating Agreement references exhibits and uses certain defined terms that are not necessary. The Fourth Amended and Restated Operating Agreement eliminates this extraneous information. In addition, our Operating Agreement refers to certain triggering events that have occurred in the past (such as the first annual meeting of members) and unnecessarily complicate the Operating Agreement. The Fourth Amended and Restated Operating Agreement eliminates such references.

•	Our current Operating Agreement contains certain provisions which do not need to be specified in the Operating Agreement, such as the principal place of business and registered agent which under the Fourth Amended and Restated Operating Agreement can be fixed by the board.

•	The current Operating Agreement provides for officers that the company does not currently have such as a Chief Operating Officer and includes restrictions on the chief executive officer’s ability to bind the company in routine matters which the board believes are not necessary. The current Operating Agreement also requires certain partial unit transfers to be accompanied by a written agreement to transfer the balance of untransferred units. The Fourth Amended and Restated Operating Agreement eliminates these references.

•	The current Operating Agreement requires that we deliver audited financial statements to our members. As a SEC reporting company, we provide this information in our annual reports on Form 10-K and this additional requirement is not needed.

•	The current Operating Agreement does not provide for the mechanics of officer appointment, terms, removal and resignation. The Fourth Amended and Restated Operating Agreement adds a new Section 5.22 to provide that officers shall be appointed and removed by the Board of Directors at any time with or without cause. It also provides that each officer shall hold office until his successor is duly elected or until death, resignation or removal.
          Expected Effect. The Board of Directors believes that, if adopted, these administrative changes will make the Fourth Amended and Restated Operating Agreement a better governing document for the company by simplifying and correcting administrative deficiencies in the existing Operating Agreement. These are not the only administrative changes and members are encouraged to carefully read Appendix I.
          Our board of directors recommends that you vote for proposal 3F to approve certain administrative changes to our Operating Agreement.
          Proposal 3F will only be adopted if the members approve each of proposals 3A through 3F.

COMPANY GOVERNANCE
Committees of Our Board of Directors
     Our board of directors has four standing committees: the audit committee, compensation committee, nominating committee and risk management committee.
     Audit Committee. The audit committee consists of Messrs. Brittenham, Ravencroft and Hwang. Mr. Cerny served on the audit committee until his resignation in August 2009. Mr. Hwang was named to the audit committee in November 2009. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered accounting firm to review and discuss our financial reporting and our controls respecting accounting. The board has determined that Messrs. Brittenham, Hwang and Ravencroft are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, and Messrs. Ravencroft and Hwang are independent as independence is defined in the rules of the NASDAQ Stock Market. Our audit committee charter is available on our website at www.AdvancedBioEnergy.com.
     Compensation Committee. The compensation committee consists of Messrs. Otte, Nelson and Ravencroft. Mr. Nelson was named to the compensation committee in November 2009. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our company’s executive officers. Our compensation committee charter is available on our website at www.AdvancedBioEnergy.com. The compensation committee has the authority to approve and make recommendations to the board with respect to the compensation of the chief executive officer of the company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the compensation committee. The compensation committee consults with the chief executive officer with respect to compensation for the company’s other executives and the chief executive officer may be present at meetings for deliberations on non-CEO executive officer compensation, but he may not vote. The compensation committee has the authority to engage consultants, and has engaged the Stanton Group in the past. The compensation committee is not presently engaging a compensation consultant.
     Nominating Committee. The nominating committee consists of Messrs. Lovegrove, Ravencroft and Otte. The nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board of directors the director nominees to be considered for election by members and for election by the board of directors to fill any vacancy or newly created directorship. Our nominating committee charter is available on our website at www.AdvancedBioEnergy.com.
     Risk Management Committee. The risk management committee consists of Messrs. Brittenham, Peterson, Rastetter and Spohn from the board, and Ty Weisendanger, our director of margin management. Mr. Lovegrove served on the risk management committee until Mr. Rastetter was named to the risk management committee in November 2009. The risk management committee’s function is to assist the board of directors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol.
Board of Directors Meetings and Attendance
     Our board of directors held sixteen meetings during fiscal 2009 and acted by written consent in lieu of a meeting on six occasions. During fiscal 2009, the audit committee held five meetings, the compensation committee held three meetings, the risk management committee held ten meetings and the nominating committee held no meeting. During fiscal 2009, each director then serving attended at least 75% of the aggregate of all meetings of our board of directors and of the board committees on which the director serves, other than Messrs. Nelson and Rastetter. Messrs. Nelson and Rastetter attended 50% of the meetings of the board of directors for the fiscal year ended September 30, 2009 after joining our board on August 21, 2009.
Code of Ethics
     We have adopted a code of ethics for the guidance of our chief executive and senior financial officers. Our code of ethics is posted on our website at www.AdvancedBioEnergy.com. We intend to post on our website any amendments to, or waivers from, our code of ethics within five business days of the amendment or waiver.
Director Independence
     Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that have requirements that a majority of the board of directors be independent. We have determined that six of our non-employee directors, Messrs. Brittenham,

Hwang, Lovegrove, Otte, Ravencroft and Spohn, are independent within the definition of independence provided by the rules of the Nasdaq Stock Market. Under Nasdaq Stock Market independence standards applicable to committees of the board of directors, Messrs. Otte and Nelson, members of our compensation committee, would not be considered independent members of the compensation committee and Mr. Brittenham, a member of our audit committee, would not be considered an independent member of the audit committee.
Director Nominee Selection Policy
     Our nominating committee does not have a formal policy with regard to the consideration of any candidates nominated by members; however, our Operating Agreement provides for members to nominate directors for election and our nominating committee will consider any and all candidates submitted for consideration by any member. Any member that wishes to submit a potential candidate for consideration may do so by providing a written request for consideration, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305. Generally, this should be done not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your request for consideration must be received by [January 14, 2011] for our 2011 regular meeting of members. Each notice must set forth:
•	the name and address of record of the member who is making the recommendation;

•	a representation that the member is a holder of record of our membership units entitled to vote at the meeting;

•	the name, age, business and residence address, and principal occupation of employment of each nominee;

•	a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming the person or persons) pursuant to which the recommendation is made;

•	such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

•	the consent of each nominee to serve as a director if so elected.
     We may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility and desirability of the proposed nominee to serve as a director.
Compensation Committee Interlocks and Insider Participation
     None of the members of the board who served on our compensation committee during 2009 has ever been an officer or employee of our company. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has any of its executive officers serving as a member of our board of directors or compensation committee.
Attendance at Member Meetings
     The directors are encouraged, but not required, to attend all meetings of our members. Six of our then serving directors attended our 2009 regular meeting of members.
Procedures for Contacting the Board of Directors
     Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with “chairman of the board” or the names of specified directors. This letter should be placed in a larger envelope and mailed to Advanced BioEnergy, LLC, Attention: Bridget Smale, 10201 Wayzata Boulevard, Suite 250, Minneapolis MN 55305. Bridget Smale will forward the sealed envelopes to the designated recipients.

Report of the Audit Committee
     The role of our committee is one of oversight of our company’s management and independent registered public accounting firm with regard to our company’s financial reporting and controls regarding accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.
     Our committee has (i) reviewed and discussed our audited financial statements for fiscal 2009 with our company’s management; (ii) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 as amended regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence); and (iv) discussed with our company’s independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the review and discussions with management and the independent registered public accounting firm referred to above, our committee recommended to the board of directors that the audited financial statements be included in our company’s annual report on Form 10-K for fiscal 2009 and filed with the Securities and Exchange Commission.
The Audit Committee
Scott A. Brittenham
Neil S. Hwang
Thomas Ravencroft

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth, as of April 7, 2010, the ownership of units by each member whom we know to own beneficially more than 5% of the outstanding units, each director and director nominee, each named officer and all executive officers and directors as a group. At the close of business on April 7, 2010, there were 17,814,180 units issued and outstanding, each of which is entitled to one vote.
     Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such units, no director or executive officer has pledged as security any units shown as beneficially owned, and the mailing address for each person listed in the table is 10201 Wayzata Blvd., Suite 250, Minneapolis, MN 55305.

			Percentage of
	Amount and Nature of		Outstanding
Name of Beneficial Owner or Identity of Group	Beneficial Ownership (1)		Units
Non-Employee Directors:
John E. Lovegrove	63,000	(2)	*
Scott A. Brittenham	4,043,882	(3)	22.7%
Neil S. Hwang	0		*
Joshua M. Nelson	0		*
Troy L. Otte	69,500		*
Bruce L. Rastetter	3,333,333	(4)	18.7%
Thomas A. Ravencroft	53,900	(5)	*
Keith E. Spohn	40,000	(6)	*
Named Executive Officers:
Richard R. Peterson	11,400	(7)	*
Revis L. Stephenson III	284,845	(8)	1.6%
Perry C. Johnston	9,000		*

Executive officers and directors as a group (11 persons)	7,908,860	(9)	44.4%

More than 5% Owners:
South Dakota Wheat Growers Association	1,271,452		7.1%
110 6th Avenue SE Aberdeen, SD 57402
Clean Energy Capital, LLC (f/k/a Ethanol Capital Management, LLC)	4,043,882	(3)	22.7%
5151 E. Broadway, Suite 510 Tucson, AZ 85711
Hawkeye Energy Holdings, LLC	3,333,333	(4)	18.7%
224 S. Belle Ave Ames, IA 50010

*	Less than 1%

(1)	On April 7, 2010, the company entered into a Backstop Commitment Agreement with Hawkeye whereby Hawkeye agreed to purchase its pro rata share of up to $10 million of units of the company at a price of $1.50 per unit proposed to be offered by the company to members who are accredited investors and to purchase the balance of any units offered which are not purchased by other members who are accredited investors. These units are not included in the numbers above since the exact number of units to be purchased is undeterminable.

(2)	Includes units owned jointly with Mr. Lovegrove’s spouse.

(3)	Includes 2,750,000 units held by Ethanol Investment Partners, LLC (“EIP”), 500,000 units held by Tennessee Ethanol Partners, L.P., 475,462 units held by Ethanol Capital Partners, L.P. Series T and 318,420 units held by Ethanol Capital Partners, L.P. Series R. Mr. Brittenham serves as the Managing Member, President & CEO of Clean Energy Capital, LLC (CEC), the sole manager of Ethanol Investment Partners, LLC and an affiliate of Tennessee Ethanol Partners, L.P., Ethanol Capital Partners, L.P. Series T and Ethanol Capital Partners, L.P. Series R. Mr. Brittenham disclaims beneficial ownership of these securities. Includes 2,015,816 units that are pledged as security for a loan from CEC to CEC’s limited partnership funds, Ethanol Investment Partners Series E, H, I, J, L, M, N, O, P, Q, S and Tennessee Ethanol Partners, LP.

(4)	Includes 3,333,333 units owned by Hawkeye of which Messrs. Nelson and Rastetter are on the board of managers and Mr. Rastetter is currently serving as Chief Executive Officer. These units are pledged as collateral to the holder of Hawkeye’s senior secured notes and second lien secured notes. Mr. Rastetter disclaims beneficial ownership of these units, except to the extent of his pecuniary interest therein.

(5)	Includes 53,900 units held in the name of the Thomas A. Ravencroft Declaration of Trust, Mr. Ravencroft is the creator of the Trust.

(6)	Includes units owned jointly with Mr. Spohn’s spouse.

(7)	Includes 11,400 restricted units issued to an affiliate of Mr. Peterson. Of these units, 5,400 units are vested and the remainder will vest over a two-year period ending on October 1, 2011.

(8)	Includes 120,000 units pledged as security.

(9)	Mr. Stephenson and Mr. Johnston, named executive officers, are included; however, they are no longer employed by the company.
Description of Voting Agreement
     On August 28, 2009, Hawkeye, EIP, South Dakota Wheat Growers Association and certain directors entered into a voting agreement in conjunction with the issuance and sale of our units in a private equity offering. The number of units owned by each party to the voting agreement is set forth in the table below.
     The voting agreement requires the parties thereto to (a) nominate for election to the board the following persons listed below (the “Designees”), (b) recommend to the members of the company the Designees, and (c) vote (or act by written consent) all units beneficially owned by such party at any meeting of our members in favor of the Designees. The Designees include:
(1)	two representatives designated by Hawkeye — Joshua M. Nelson and Bruce L. Rastetter are currently designated by Hawkeye for this purpose;

(2)	two representatives designated by EIP — Scott A. Brittenham and Neil S. Hwang are currently designated by EIP for this purpose; and

(3)	the Chief Executive Officer of the company (the “CEO Board Member”) — Richard R. Peterson is currently designated for this purpose.
     The voting agreement also requires that each party thereto not take any action that would result in the removal of any of the Designees without the consent of Hawkeye, EIP and the CEO Board Members. Each of the parties to the voting agreement granted to Hawkeye and EIP an irrevocable proxy coupled with an interest to vote such party’s units in accordance with the terms of the voting agreement. On April 7, 2010, the parties amended the voting agreement to also require the parties thereto to vote all units beneficially owned by such party in favor of the amendments to our Operating Agreement included in proposals 3A-3F.
     For purposes of Section 13(d) of the Securities Exchange Act of 1934, a total of 8,886,467 units may be deemed to be beneficially owned by virtue of the voting agreement, representing approximately 49.9% of our outstanding units. The number of such units held by each party to the voting agreement is as follows:

Name	Units Owned (#)
John E. Lovegrove	63,000
Keith E. Spohn	40,000
Ethanol Investment Partners, LLC	2,750,000	(1)
Tennessee Ethanol Partners, L.P.	500,000	(1)
Ethanol Capital Partners L.P., Series T	475,462	(1)
Ethanol Capital Partners L.P., Series R	318,420	(1)
Thomas A. Ravencroft	53,900
Troy L. Otte	69,500
Richard R. Peterson	11,400
South Dakota Wheat Growers Association	1,271,452
Hawkeye Energy Holdings, LLC	3,333,333	(2)

Total	8,886,467

(1)	Scott A. Brittenham serves as the Managing Member, President & Chief Executive Officer and Neil S. Hwang serves as the Chief Financial and Compliance Officer of CEC, which is the sole manager of EIP and an affiliate of Tennessee Ethanol Partners, L.P., Ethanol Capital Partners, L.P. Series T and Ethanol Capital Partners, L.P. Series R.

(2)	Bruce L. Rastetter serves as the Chief Executive Officer of Hawkeye. Joshua M. Nelson is a member of the board of directors of Hawkeye.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     This section discusses the principal elements of compensation paid to our named executive officers for 2009 and the compensation philosophy and objectives of our compensation program. We refer to the individual who served as our principal executive officer and principal financial officer during 2009, as well as the other individuals included in the “Summary Compensation Table” below as the “named executive officers.” Two of our named executive officers are no longer with the company. The employment of Revis L. Stephenson, our former Chief Executive Officer, and Perry C. Johnston, our former Vice President, General Counsel and Secretary, ended in 2009. Because Richard R. Peterson is expected to be our only named executive officer in 2010, the following discussion about our compensation objectives for the next fiscal year applies only to Mr. Peterson and any other individual who may be listed in the Summary Compensation Table for 2010.
     Our compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the company’s executives, including the named executive officers. Our compensation committee has the authority to retain compensation consultants to assist it in the evaluation of compensation. In the past, our compensation committee has retained the Stanton Group to provide recommendations regarding the compensation of our executives. In particular, the Stanton Group has provided the compensation committee with certain benchmarking information and provided modeling information for short and long-term incentive plans. Our compensation committee also has the responsibility for monitoring adherence with our compensation philosophy further described below and ensuring that the total compensation paid to our executive officers is transparent, fair, reasonable and competitive.
     In 2009, decisions regarding the compensation of our named executive officers were made by our board, upon the recommendation of our compensation committee in consultation with our current Chief Executive Officer, Mr. Peterson. For 2010, decisions regarding the compensation of Mr. Peterson, currently our only named executive officer, were made by our board upon the recommendation of our compensation committee.
Compensation Philosophy and Objectives
     Our compensation philosophy embodies the following principles:
•	the compensation program should retain management to foster continuity in our operations;

•	the compensation program should align the interests of our management with those of our members; and

•	the compensation program should reward management for outstanding business results.
     In structuring a compensation program that will implement these principles, we have developed the following objectives for our executive compensation program:
•	overall compensation levels must be sufficiently competitive to retain executives; and

•	a portion of total compensation should be contingent on, and variable with, achievement of personal and company performance goals.
Compensation Elements
     For 2009, the principal components of our compensation for our named executive officers included:

•	base salary;

•	cash bonuses;

•	equity compensation; and

•	perquisites and other personal benefits.
     We expect that the principal components of compensation for Mr. Peterson and any other named executive officer in 2010 will be comprised of the same principal components. These components have typically been included in the employment agreements for each named executive officer, as well as in company policies. As discussed above, all of the employment agreements with our named executive officers have now terminated, except the employment agreement with Mr. Peterson. The key terms of Mr. Peterson’s employment agreement are further described in narrative text following the Summary Compensation Table below. In addition to employment agreements, we have also entered into certain restricted unit agreements and change of control agreements with our named executive officers, including Mr. Peterson, which are further described below under “Equity Compensation” and in the narrative text following the Summary Compensation Table.
Base Salary
     Base salary is targeted to provide our named executive officers with a fixed base amount of compensation for services rendered during the year. We believe this is consistent with competitive practices and will help assure we retain qualified leadership in those positions in light of salary norms in our industry and the general marketplace. Base salary for our named executive officers has been included in our employment agreements. The amounts of base salary contained in those employment agreements were determined for each executive based on his position and responsibility by using market data obtained by the Stanton Group. After receiving the information from the Stanton Group with respect to base salary for comparable companies, our compensation committee targeted salaries for our named executive officers at the lower end of the median range for comparable companies. While it has been difficult for the compensation committee to gather information for comparable companies on an on-going basis, the compensation committee periodically reviews base compensation in connection with execution and renegotiation of employment agreements with executives to ensure that a competitive position is maintained.
Cash Bonuses
     The compensation committee has used, and expects to continue to use, cash bonuses to focus our management on achieving key company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these company financial objectives and individual behaviors and goals.
     The compensation committee believes that as a growth company, we should reward achievement of both personal performance objectives and company financial objectives, such as gallons of ethanol sold and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The employment agreements with our named executive officers have traditionally included a provision that makes the executives eligible for an annual bonus in an amount up to 25% of the executive’s base salary during a fiscal year, based upon criteria established by the board or any committee of the board. In addition, certain other company employees also participate in the company’s corporate bonus plan. For 2009 and 2010, the compensation committee used a formula for its corporate bonus plan based on the following three criteria: (1) EBITDA targets per gallon of ethanol sold (25%), (2) gallons of ethanol produced (25%) and (3) personal performance objectives (50%).
     For 2009, the EBITDA financial target was calculated on a consolidated plant basis for the company’s facility in Nebraska and corporate office operations and measured by EBITDA per gallon of ethanol sold. In order to receive a minimum payout based on EBITDA, EBITDA had to be equal to or greater than $.12 per gallon and to receive a maximum payout, EBITDA had to be equal to or greater than $.18 per gallon. The payout was increased by 12% increments for every $.01 improvement in EBITDA per gallon for results between the minimum and maximum. In order to receive a minimum payout based on gallons of 200 proof ethanol produced, gallons of ethanol produced at the Nebraska plant had to be equal to or greater than 95.2 million gallons and to receive a maximum payout, gallons of 200 proof ethanol produced had to be at least 103 million gallons. The targets for gallons produced were subject to adjustments for planned production in slowdowns or planned plant shutdowns due to economic reasons or any act of God causing a disruption in production (but not repairs, maintenance, warranty issues or other similar occurrences). The payout based on ethanol production increased in 1% increments for every 103,466 gallons produced over the minimum up to the maximum. For 2009, the personal performance objectives included three or four goals or expectations, approved by the compensation committee in the case of named executive officers and by the company’s executive officers in the case of other employees. In 2009, the maximum gallons of 200 proof production target was met and the company met the minimum EBITDA target. In 2009, Mr. Peterson and Mr. Johnston received cash bonuses based on this formula in the amount detailed in the Summary Compensation Table below.
     For 2010, the compensation committee modified the financial targets to reflect the ethanol industry’s continued capacity surplus and the narrow margins in the ethanol industry created by commodity movements. The financial targets for 2010 also reflect that the company expects that its production facilities in Aberdeen and Huron, South Dakota operated by its subsidiary, Heartland Grain Fuels will not be transferred to Heartland Grain Fuels’ senior lenders, and that, as disclosed in an 8-K filed on April 8, 2010, the company now intends to pursue with senior lenders, as well as the subordinated revenue bond holders, a restructuring of the current lending arrangements for Heartland Grain Fuels that may permit the company to maintain its ownership of those facilities. Therefore, the financial targets for 2010 will be based on the financial results of the company’s Fairmont, Nebraska plant, as well as its plants in Huron and Aberdeen, South Dakota. In order to receive a minimum payout based on EBITDA in 2010, EBITDA has to be equal to or greater than $.16 per gallon and to receive a maximum payout, EBITDA has to be equal to or greater than $.25 per gallon. The payout based on EBITDA will be calculated on a pro-rata basis for performance between the minimum and the maximum. In order to receive a minimum payout based on production gallons, annual production of 200 proof ethanol has to be equal to or greater than 105% of nameplate capacity of our production facilities and to receive a maximum payout, annual production of 200 proof ethanol has to be equal to or greater than 120% of nameplate capacity of our production facilities. The payout based on ethanol production will be calculated on a pro-rata basis for performance between the minimum and the maximum. In 2010, Mr. Peterson as well as certain other employees will be eligible for a cash bonus.
     In the past, the compensation committee has also approved retention bonus opportunities for certain named executive officers that are in excess of the bonus opportunities provided in their respective employment agreements. The compensation committee believes that the use of retention bonuses is a useful tool in retaining management to provide the company with continuity.
Equity Compensation
     From time to time, the board of directors, upon the recommendation of the compensation committee, has granted our named executive officers equity awards that vest over time through restricted unit agreements. Like the strategic bonuses described above, the compensation committee believes that such equity awards encourage our named executive officers to increase their ownership stake in the company and focus on the long-term performance of the company. These restricted unit awards have included put rights, which provide the named executive officer the right to sell back up to 40% of the vested units to our company at the then-current fair market value of the membership units to cover the related tax requirements of the individual officers. The compensation committee believes that such put provisions are appropriate since sale of our units is highly restricted under our company’s Operating Agreement. On July 31, 2007, Peterson Holdings, Inc. was awarded 15,000 units pursuant to a restricted unit agreement. This award vests in equal yearly installments over a period of five years. Certain former officers also received grants of restricted units as further described below under the heading “Restricted Unit Grants,” but any restricted units held that had not vested upon their termination of employment were forfeited. The units held by Mr. Johnston vested immediately upon his termination.
     We have also entered into change of control agreements with certain named executives officers of the company which provide executives with the right to receive units of the company upon their termination without cause after change of control. A change of control is defined in these agreements as (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of our membership units, (2) certain changes in the composition of our board, (3) consummation of a reorganization, merger, consolidation or statutory exchange of our membership units, (4) consummation of a sale or other disposition of all or a substantial portion of our assets or (5) in some agreements, approval by our unit holders of a complete liquidation or dissolution of our company. Currently, the only named executive officer with such an agreement is Mr. Peterson. Mr. Peterson’s change in control agreement entitles him to receive 14,000 units upon his termination without cause after a change in control. The compensation committee believes that such an agreement is appropriate in the event of such a transaction given the need for the company’s chief executive officer to be focused on closing a potential transaction that may result in a change of control if it is in the best interests of our members. Additional information about potential payouts to Mr. Peterson under this agreement is provided under the heading “Payments upon Resignation, Retirement or Other Termination” below.

Perquisites and Other Personal Benefits
     We provide named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program. We believe that such perquisites better enable us to attract and retain superior employees for key positions and are consistent with the company’s employment agreements. The compensation committee believes that the benefits provided to Mr. Peterson, which primarily consists of the use of a company-owned vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the company.
Accounting and Tax Treatment
     We account for equity compensation paid to our employees under the rules of SFAS No. 123R, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is earned. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.
     The compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We currently intend that all cash compensation paid will be tax deductible.
Compensation Committee Report
     The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in the Amendment No. 1 on Form 10-K/A and in this proxy statement for the 2010 Regular Meeting of Members.
Respectfully submitted,
Compensation Committee
TROY L. OTTE
JOSHUA M. NELSON
THOMAS A. RAVENCROFT
Summary Compensation Table
     The following table shows, for our Chief Executive Officer, President and Chief Financial Officer, former Chairman and Chief Executive Officer and former Vice President and Legal Counsel, together referred to as our named executive officers, information concerning compensation earned for services in all capacities for the fiscal years ended September 30, 2009, September 30, 2008 and September 30, 2007:

				Unit	Non-Equity	All Other
Name and Principal			Bonus	Awards	Incentive Plan	Compensation
Position	Year	Salary ($)	($)(5)	($)(1)	Compensation ($)(6)	($)		Total ($)
Richard R. Peterson	2009	272,334	35,547	42,000	64,453	34,076	(2)	448,410
Chief Executive Officer,	2008	200,000	—	84,000	31,750	23,308	(2)	339,058
President and Chief Financial Officer	2007	154,807	152,500	—	—	19,805	(2)	327,112

Revis L. Stephenson III	2009	124,948	—	11,667	—	9,990	(3)	146,605
Chairman and Chief	2008	300,000	—	462,537	10,125	42,818	(3)	815,480
Executive Officer	2007	300,000	150,000	1,202,274	—	23,327	(3)	1,675,601

Perry C. Johnston	2009	115,385	—	168,000	25,391	82,692	(4)	391,468
Vice President and Legal Counsel	2008	200,000	—	42,000	31,750	8,077	(4)	281,827
	2007	15,384	—	—	—	125,000	(4)	140,384

(1)	Values expressed represent the actual compensation expense recognized by our company for financial reporting purposes in each fiscal year ended September 30. We calculated these amounts in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, based on the grant date fair value of the awards utilizing the assumptions set forth in Notes 1 and 5 to our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ending September 30, 2009 filed on December 29, 2009. The expressed values exclude any monetary amount received for the sale of related units to the company through exercising put options.

(2)	The 2009 amounts consist of $20,063 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle and $14,013 in company contributions to the 401(k) plan. The 2008 amounts consist of $11,943 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle and $11,365 in company contributions to the 401(k) plan. The 2007 amounts consist of $14,083 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle and $5,722 in company contributions to the 401(k) plan. Mr. Peterson was hired in fiscal year 2007 and was Vice President of Accounting and Finance and Chief Financial Officer for fiscal years 2007 and 2008. Mr. Peterson was named Chief Executive Officer in October 2008.

(3)	The 2009 amounts consist of $7,765 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle and $2,225 for reimbursement of expenses for tax planning and tax return preparation. The 2008 amounts consist of $12,830 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle, $11,731 in company contributions to the 401(k) plan, $1,925 in reimbursement of expenses for tax planning and tax return preparation and $16,332 in reimbursement of penalties and interest incurred for prior year tax returns due to Form 1099’s not being prepared timely by the company. The 2007 amounts consist of $10,795 for the portion of the lease, fuel, insurance and maintenance expenses cost for personal use of a company-owned vehicle, $9,807 in company contributions to the 401(k) plan, and $2,725 in reimbursement of expenses for tax planning and tax return preparation. The company terminated Mr. Stephenson’s employment on January 20, 2009.

(4)	The 2009 amounts consist of $69,231 in severance payments, $8,725 for unused vacation at the time of his termination without cause and $4,736 in company contributions to the 401(k) Plan. The 2008 amounts consist of $8,077 in company contributions to the 401(k) plan. The 2007 amounts consist of a $125,000 moving allowance. Mr. Johnston was hired on August 8, 2007. The company terminated Mr. Johnston’s employment without cause on April 17, 2009.

(5)	Amounts consist of bonuses earned under employment agreements and other discretionary bonuses separately approved by the board of directors.

(6)	Amounts consist of bonuses earned under the corporate bonus plan.
Grants of Plan-Based Awards in 2009
     The following table sets forth each grant of an award made to a named executive officer during the year ended September 30, 2009.

		Estimated Future Payouts Under Non-Equity
		Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Richard R. Peterson	June 17, 2009	8,594	21,482	68,750
Perry C. Johnston	June 17, 2009	6,250	15,625	50,000

(1)	The actual payouts received are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table for 2009. The payments of the non-equity incentive plan compensation for 2009 were made in December 2009.

(2)	The 2009 corporate bonus plan was comprised of company financial targets (50%) and personal performance objectives (50%). The threshold payouts were based on meeting one of four personal performance objectives, representing 25% of the possible 50% payout for personal performance objectives, or one of the 2 minimum financial targets, representing 12.5% of the possible 25% for each financial target. This would be the minimum amount payable for a certain level of performance.

(3)	The target payouts were based on the company meeting the minimum EBITDA target of $.12 per gallon of ethanol and a minimum of 95.2 million gallons of 200 proof ethanol produced and a named executive officer meeting one of four personal performance objectives.

(4)	The maximum payouts are determined in the employment agreements for each named executive officer as further described below.

Employment Agreements with Named Executive Officers
     Richard R. Peterson. On December 11, 2007, we entered into an amended and restated employment agreement with Mr. Peterson. The agreement calls for Mr. Peterson to receive (i) an annual base salary of $200,000; (ii) the right to participate in all employee benefit plans and programs of our company; (iii) use of an automobile while employed by our company; (iv) three weeks annually of paid vacation time off in accordance with our normal policies; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; and (vi) an annual cash performance bonus of up to 25% of his base salary based on achievement of certain criteria established by our compensation committee. The agreement was amended in December 2008 to among other things give Mr. Peterson a $75,000 increase in annual salary retroactive to October 16, 2008.
     Mr. Peterson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 24-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.
     If Mr. Peterson’s employment is terminated by our company without “cause” or by Mr. Peterson for “good reason,” Mr. Peterson shall receive certain severance payments and benefits, including (a) an amount equal to 52 weeks of Mr. Peterson’s weekly base salary at the time of termination of employment, paid in installments in accordance with our regular payroll practices; (b) a payment equal to the pro rata portion of any annual cash performance bonus that would have been payable to Mr. Peterson during the fiscal year in which the termination occurs; and (c) health, dental, disability and life insurance benefits for Mr. Peterson and his dependents for a 12-month period, to the extent that such benefits were in effect at termination, unless Mr. Peterson obtains such coverage through any other employer. In addition, if Mr. Peterson’s employment terminates for the reasons described above in connection with or within two years after a change in control, he will receive an additional 52 weeks of base salary. Mr. Peterson has agreed that the existence of the voting agreement or the exercise of rights thereunder does not constitute a change of control. Upon termination, Mr. Peterson shall promptly deliver to us any and all company records and property in his possession or under his control.
     Revis L. Stephenson III. Pursuant to Mr. Stephenson’s employment agreement, his employment commenced on April 7, 2006 and ended on January 20, 2009, when his employment was terminated. In June 2009, Mr. Stephenson filed a demand for arbitration with the American Arbitration Association alleging that the company breached its employment agreement with Mr. Stephenson when his employment was terminated in January 2009. Mr. Stephenson is seeking additional compensation, including but not limited to, two years of compensation and benefits.
     The agreement called for Mr. Stephenson to receive (i) an annual base salary of $300,000; (ii) an annual cash performance bonus (of up to $50,000 through fiscal 2007 and 25% of his base salary beginning in fiscal 2008) based on achievement of certain criteria established by our compensation committee; (iii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iv) the right to participate in all employee benefit plans and programs of our company; (v) use of an automobile while employed by our company; (vi) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; (vii) reimbursement for reasonable fees and expenses of annual tax return preparation and planning; and (viii) at least four weeks annually of paid vacation time off in accordance with the normal policies of our company.
     Mr. Stephenson had agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during Mr. Stephenson’s employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.
     In October 2008, in accordance with Mr. Stephenson’s employment agreement with the company, the company gave written notice to Mr. Stephenson that the company was not extending the term of his employment. Accordingly, Mr. Stephenson’s employment with the company under his employment agreement was scheduled to expire on April 7, 2009. Effective October 15, 2008, Mr. Stephenson was suspended as Chief Executive Officer of the company and was replaced as chairman of the company’s board of directors. On January 20, 2009, Mr. Stephenson’s employment was terminated.
     Perry C. Johnston. On December 11, 2007, we entered into an amended and restated employment agreement with Perry Johnston. Mr. Johnston’s employment was terminated by our company in April 2009. In accordance with his employment agreement,

Mr. Johnston received certain severance payments and benefits, including (a) an amount equal to 52 weeks of Mr. Johnston’s weekly base salary at the time of termination of employment, paid in installments in accordance with our regular payroll practices; (b) a payment equal to the pro rata portion of any annual cash performance bonus that would have been payable to Mr. Johnston during the fiscal year in which the termination occurs; and (c) health, dental, disability and life insurance benefits for Mr. Johnston and his dependents for a 12-month period, unless Mr. Johnston obtains such coverage through any other employer. The agreement called for Mr. Johnston to receive (i) an annual base salary of $200,000; (ii) the right to participate in all employee benefit plans and programs of our company; (iii) three weeks annually of paid vacation time off in accordance with our normal policies; (iv) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; (v) an annual cash performance bonus of up to 25% of his base salary based on achievement of certain criteria established by our compensation committee; and (vi) a relocation package of $125,000.
     Mr. Johnston had agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 24-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.
Restricted Unit Grants
     Other Awards. On July 31, 2007, the board of directors, upon the recommendation of the compensation committee, granted Peterson Holdings, Inc., an affiliate of Mr. Peterson, and Mr. Johnston awards of 15,000 restricted units that vest in equal installments over five years. Vesting of the awards to Peterson Holdings, Inc. will be accelerated if Mr. Peterson’s employment is terminated due to death or disability or after a change in control. Mr. Johnston had his remaining 12,000 units vest immediately upon his termination without cause in April 2009. These awards contain put rights, which provide the right to sell back up to 40% of the vested membership units to our company at the then-current fair market value of the membership units to cover the related tax requirements of the individual officers. In December 2008, Messrs. Peterson and Johnston each exercised put rights for the sale of 1,200 units at $2.55 per unit. In May 2009, Mr. Johnston exercised put rights for the sale of 4,800 units at $2.55 per unit. In October 2009, Mr. Peterson exercised put rights for the sale of 1,200 units at $1.50 per unit.
     Strategic Bonus Awards. We entered into a restricted unit agreement with an entity owned by Mr. Stephenson pursuant to which units restricted as to transfer and subject to possible forfeiture were issued as the strategic bonus contemplated by the employment agreement with that individual. That agreement provided that one restricted unit would be issued to Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, for each 1,000 gallons of ethanol production capacity acquired or built on or prior to April 3, 2009 other than the Nebraska plant. On November 8, 2006, 39,000 restricted units were granted to Stephenson Holdings, Inc. due to our acquisition of the partnership interests of Heartland Grain Fuels. In October 2007, an additional 40,000 restricted units were granted to Stephenson Holdings, Inc. in connection with the expansion of production capacity at the Aberdeen, South Dakota plant. Mr. Stephenson had 10,000 of these strategic bonus units forfeited upon his termination.
Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table sets forth certain information concerning equity awards outstanding to the named executive officers at September 30, 2009.

Unit Awards
	Number of	Market Value of
	Units That have	Units That have
	not Vested	not Vested
Name	(#)	($)(1)
Richard R. Peterson	9,000 (2)	13,500
Revis L. Stephenson III	—	—
Perry C. Johnston	—	—

(1)	Amount shown is based on a unit price of $1.50, which was the estimated market value of the units at the end of fiscal 2009.

(2)	3,000 of these units will vest on each October 1 of the years 2009-2011.

2009 Units Vested
     The following table sets forth certain information concerning units that have vested during the fiscal year ended September 30, 2009.

	Unit Awards
	Number of Units Acquired	Value Realized on
Name	on Vesting (#)	Vesting ($)(1)
Richard R. Peterson	3,000	7,650
Revis L. Stephenson III	19,750	50,363
Perry C. Johnston	12,000	30,600

(1)	Amount shown is based on a unit price of $2.55, which was the estimated market value of the units at the time that the units vested.
Payments Upon Resignation, Retirement or Other Termination
     Neither Mr. Stephenson nor Mr. Johnston were serving as named executive officers at the end of the last fiscal year. Mr. Stephenson was not entitled to any payments as a result of the termination of his employment and Mr. Johnston is receiving the payments detailed above upon his termination without cause in April 2009. Therefore, the discussion below currently only pertains to Mr. Peterson.
     Mr. Peterson’s employment agreement provides for severance payments in certain circumstances, as described above under the caption “Employment Agreements with Named Executive Officers.” As described above under the caption “Restricted Unit Grants,” the vesting of restricted unit awards to Mr. Peterson will accelerate if his employment is terminated due to death or disability. Our employees, including named executive officers, may participate in a tax-qualified 401(k) retirement plan. Under that plan, an employee may contribute up to the annual federal limitation. The company matches an employee’s contributions to the plan up to 5% of an employee’s annual compensation. The employee’s contributions and the company’s match vest immediately.
     On July 31, 2007, the board, upon the recommendation of the compensation committee, granted to the named executive officers the right to receive units of the company on the terms and conditions included in the form of Change in Control Agreement approved by the compensation committee. The only named executive officer that currently has a Change in Control Agreement is Mr. Peterson. The board granted Mr. Peterson the right to receive 14,000 units if his employment is terminated by the company or its successor without cause within 60 days prior to or within two years after a change in control of the company.
     If Mr. Peterson’s employment is terminated by the company without cause or by him for good reason in connection with or after a change in control, Mr. Peterson will receive enhanced severance benefits. As described above under the caption “Restricted Unit Grants,” the restricted unit awards to Mr. Peterson will vest in full upon the occurrence of a change in control. As discussed below, Mr. Peterson has agreed that the existence of the voting agreement or the exercise of rights thereunder does not constitute a change in control.
     For purposes of these agreements, a change in control is generally defined as (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of our membership units, (2) certain changes in the composition of our board, (3) consummation of a reorganization, merger, consolidation or statutory exchange of our membership units, (4) consummation of a sale or other disposition of all or a substantial portion of our assets or (5) in some agreements, approval by our unit holders of a complete liquidation or dissolution of us. Each of these transactions is subject to certain exceptions, including if a change of control transaction is caused by a group, acting in concert, that includes the named executive officer.
     For purposes of these agreements, “cause” is generally defined to include (1) acts of dishonesty intended to result in personal enrichment at the expense of the company, (2) unlawful conduct or gross misconduct that is materially injurious to the company, (3) conviction for a felony, (4) willful and deliberate breach of fiduciary obligations, (5) persistent failure to perform material duties, or (6) a material breach of the applicable agreement by the individual. “Good reason” is generally define to include (a) material breach of the applicable agreement by the company, (b) a material adverse change in the individual’s duties, responsibilities or authority, (c) failure to pay or reduction in base salary or bonus, (d) a material adverse change in reporting relationships, (e) a failure by the company to assign or a successor to assume the applicable agreement, (f) requiring the individual to be based more than 50 miles from Minneapolis, Minnesota.

     The following table discloses the potential payments and benefits provided upon termination of employment without cause or after a change of control for Mr. Peterson, our only named executive officer who was currently serving at the end of the last fiscal year calculated as if the termination of his employment had occurred on September 30, 2009:

Following Change in Control
	Involuntary	Involuntary (Not for
	(Not for Cause)	Cause) or Good
	Termination	Reason Termination	Value
Name	Salary and Bonus ($)	Salary and Bonus ($)	of Units ($)	Benefits ($)
Richard R. Peterson(1)	296,482	592,964	21,000	$13,897

(1)	Includes 1 year annual salary and one year target bonus of $21,482; includes 2 years annual salary and target bonuses plus 14,000 units issuable upon a change in control event at $1.50 per unit. Includes one year of medical dental and life insurance premiums for Mr. Peterson and his beneficiaries. Payments and benefits provided upon a change in control or termination of employment would be based on his current annual salary and target bonus.
Director Compensation
     In connection with their service on our board of directors, for fiscal 2009 each of our non-employee directors is entitled to receive a $10,000 annual retainer, an additional $1,000 for serving as a member of the audit and compensation committees (with the chairman of each such committee receiving an additional $500 for serving as chairman of the committees) and an additional $1,500 for serving as a member of the risk management committee (with the chairman receiving an additional $500). In addition, each of our non-employee directors also receive an additional $500 for serving as a member of the nominating committee. In 2009, we also compensated our non-employee directors for their service on two of our special committees of the board, the Strategic Review Committee ($1,500 each) and the Finance Committee ($1,000 each). All directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.
     The following table shows director compensation earned for each of our non-employee directors during the fiscal year ended September 30, 2009.

	Fees Earned or	Unit	All Other
Name	Paid in Cash ($)	Awards ($)	Compensation ($)	Total ($)
John E. Lovegrove	15,000	—	—	15,000
Scott A. Brittenham	15,000	—	—	15,000
Neil S. Hwang	—	—	—	—
Joshua M. Nelson	—	—	—	—
Troy L. Otte	13,000	—	—	13,000
Bruce L. Rastetter	—	—	—	—
Thomas Ravencroft	12,500	—	—	12,500
Revis Stephenson(1)	6,667	—	—	6,667
Keith E. Spohn	11,500	—	—	11,500
Larry L. Cerny(2)	11,667	—	—	11,667
Robert W. Holmes(3)	1,667	—	—	1,667
Dale Locken(4)	—	—	—	—

(1)	Resigned effective September 18, 2009.

(2)	Resigned effective August 28, 2009.

(3)	Resigned effective November 21, 2008.

(4)	Resigned effective October 15, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Promoters and Related Persons
     The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding membership units and the immediate family members of any of those persons.
Related Party Transaction Approval Policy
     We require that all future transactions with related persons will be no less favorable to us than those generally available from unaffiliated third parties. All future related party transactions, other than grain purchases, will be approved by a majority of the disinterested directors. In addition to compensatory transactions described under “Executive Compensation,” we have engaged in the following transactions with our related persons:
Purchase of Employment Agreement Units
     On December 12, 2008, we purchased 1,200 membership units each from Mr. Peterson and Mr. Johnston at a price of $2.55 per membership unit based on a recent independent evaluation. These purchases were approved by our board of directors. We purchased these membership units in order to provide these individuals with sufficient cash to pay taxes due upon the vesting of the illiquid membership units granted.
     In May 2009, Mr. Johnston exercised put rights for the sale of 4,800 units at $2.55 per unit. In October 2009, Mr. Peterson exercised put rights for the sale of 1,200 units at $1.50 per unit.
Convertible Promissory Notes Issued To Ethanol Investment Partners, LLC
     On April 20, 2007, we entered into a note purchase agreement with EIP, an affiliate of Tennessee Ethanol Partners, L.P., an existing unitholder, pursuant to which we issued to EIP a $10 million 15% subordinated convertible promissory note. We also granted EIP an option exercisable until June 13, 2007 to purchase an additional 15% subordinated convertible promissory note of up to $25 million. On June 13, 2007, EIP exercised this option to purchase a $15.9 million 15% subordinated convertible promissory note dated June 20, 2007. Scott A. Brittenham, one of our directors, is president and chief executive officer of Clean Energy Capital, LLC, an affiliate of EIP.
     The notes bore interest at 15% per annum compounded quarterly and matured one year from the date of issue of the second note. The principal and accrued but unpaid interest on the notes were converted automatically at maturity into the right to receive 1,894,903 membership units upon delivery to us of EIP’s signature page to our Operating Agreement at $16.00 per unit. EIP was also obligated to surrender or cause to be surrendered the notes, duly endorsed. The conversion rights were disputed and in October 2008, a settlement agreement was reached in which EIP received 2,750,000 units for converting the notes.
     In connection with the issuance of the note, we entered into a letter agreement with EIP pursuant to which we agreed, subject to approval from South Dakota Wheat Growers Association, to enter into a registration rights agreement that grants them up to two demand and unlimited piggyback registration rights under certain circumstances. We entered into this agreement on June 25, 2007.
Investment by Hawkeye Energy Holdings, LLC, Ethanol Capital Partners, L.P. Series T, Ethanol Capital Partners, L.P. Series R and Certain Directors
     On October 5, 2009, the company completed a private offering in which it raised $7.4 million in net proceeds from the issuance of 5,103,730 units at a price of $1.50 per unit. In connection with the private offering, the company issued 3,333,333 units to Hawkeye, 462,412 units to Ethanol Capital Partners, L.P. Series T (“ECP Series T”), 270,982 units to Ethanol Capital Partners, L.P. Series R (“ECP Series R”) 35,000 units to Mr. Otte, 20,000 units to Mr. Spohn, 35,000 units to Mr. Ravencroft and 20,000 units to Mr. Lovegrove. On October 22, 2009, ECP Series T purchased an additional 13,050 units and ECP Series R purchased an additional 47,438 units at a price of $1.50 per unit.
Subscription Agreement and Side Letter
     In connection with the purchase of units by Hawkeye, the company entered into a Subscription Agreement and Side Letter which required among other things, that (1) the company appoint two nominees of Hawkeye to our board of directors, (2) our directors and certain other unitholders enter into the voting agreement as further described under “Security Ownership of Certain Beneficial Owners” — “Description

of Voting Agreement,” (3) the company enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hawkeye, and (4) ABE Fairmont, LLC (“ABE Fairmont”) enter into an Exclusive Ethanol Marketing Agreement (the “Ethanol Agreement”) with Hawkeye Gold, LLC (“Hawkeye Gold”). Also pursuant to the Subscription Agreement and Side Letter, we have agreed to provide Hawkeye with the right, in connection with the issuance of additional units by the company, to purchase such number of additional units (at the same price and terms as any such issuance by the company) sufficient to permit Hawkeye to maintain its pro rata ownership interest in the company. Further, in the event that we at any time prior to October 21, 2010 issue additional units for less than $1.50 per unit, we have agreed to issue Hawkeye such additional number of units as it would have purchased had their subscription price under the Subscription Agreement been for such lower offering price.
Board Representation and Voting Agreement
     The voting agreement, among other things, requires the parties to (a) nominate for election to the board two designees of Hawkeye, two designees of EIP and the Chief Executive Officer of the company, (b) recommend to the members the election of each of the designees, (c) vote (or act by written consent) all units (or other voting equity securities) of the company they beneficially own, hold of record or otherwise control at any time, in person or by proxy, to elect each of the designees to the board, (d) not take any action that would result in (and take any action necessary to prevent) the removal of any of the designees from the board or the increase in the size of the board to more than nine members without the consent of the Hawkeye, EIP and Chief Executive Officer directors, and (e) not grant a proxy with respect to any units that is inconsistent with the parties’ obligations under the voting agreement. The company has granted Hawkeye board observation rights under the voting agreement. At the date hereof, the parties to the voting agreement hold in the aggregate approximately 49.9% of the outstanding units of the company. Messrs. Nelson and Rastetter are designees of Hawkeye and Messrs. Brittenham and Hwang are designees of EIP. On April 7, 2010, the voting agreement was amended to require that the parties thereto vote in favor of the proposals to amend and restate our Operating Agreement.
Registration Rights Agreement
     The company has also executed the Registration Rights Agreement, which grants Hawkeye two demand registration rights and unlimited piggyback registration rights under certain circumstances. In addition, the Registration Rights Agreement requires us to obtain Hawkeye’s consent prior to agreeing to register with the Securities and Exchange Commission any units held by other members (other than members already having such rights), and to obtain Hawkeye’s consent before amending the registration rights agreement with EIP or the investor rights agreement with South Dakota Wheat Growers Association in a manner adverse to Hawkeye.
Ethanol Agreement
     ABE Fairmont, LLC has executed the Ethanol Agreement which became effective on January 1, 2010. Hawkeye Gold is an affiliate of Hawkeye. The Ethanol Agreement requires, among other things, (1) that ABE Fairmont must sell, and Hawkeye Gold must purchase, all of the denatured fuel grade ethanol produced by ABE Fairmont, (2) a purchase and sale of ethanol under the Ethanol Agreement must be in the form of either a direct fixed price purchase order, a direct index price purchase order, a terminal storage purchase order, or a transportation swap or similar transaction that is mutually acceptable to the parties, (3) that ABE Fairmont will pay any replacement or other costs incurred by Hawkeye Gold as a result of any failure to deliver by ABE Fairmont, and (4) that, with certain exceptions, ABE Fairmont will sell ethanol it produces exclusively to Hawkeye Gold. The initial term of the agreement is for two years and provides for automatic renewal for successive 18 month terms unless either party provides written notice of nonrenewal at least 180 days prior to the end of any term.
Backstop Commitment Agreement
     On April 7, 2010, the company entered into a Backstop Commitment Agreement with Hawkeye whereby Hawkeye agreed to purchase its pro rata share of up to $10 million of units of the company at a price of $1.50 per unit proposed to be offered by the company to accredited investors and to purchase the balance of any units offered which are not purchased by other accredited investors. The company has agreed to grant Hawkeye registration rights under the Registration Rights Agreement with respect to these units. In addition, the company has agreed to cause Heartland Grain Fuels to enter into exclusive ethanol marketing agreements for ethanol produced at its Aberdeen and Huron plants and an exclusive dried distillers grains marketing agreement for the distillers grain produced at the Aberdeen plant with Hawkeye Gold and to provide Hawkeye with pro rata participation rights and anti-dilution rights substantially the same as its existing pro rata participation rights and anti-dilution rights.

Grain Purchases from South Dakota Wheat Growers Association
     At the closing of South Dakota Wheat Growers Association’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with South Dakota Wheat Growers Association, which we refer to as SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants. Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became a member of our board of directors. During fiscal 2009, we purchased $107.9 million of corn from SDWG pursuant to this grain origination agreement. Mr. Locken has no interest in the grain origination agreement other than in his role as the chief executive officer of SDWG. Mr. Locken is no longer a director of the company.
Grain Purchases from Directors
     From October 1, 2008 to December 29, 2009, we made payments for corn for the operation of our Nebraska plant to two of our directors and entities associated with our directors, as summarized in the table below:

Director	Grain Purchases($)
John E. Lovegrove	164,480	(1)
Troy L. Otte	637,970	(2)

(1)	Includes purchases made from a corporation owned in part by Mr. Lovegrove.

(2)	Includes $328,850 in purchases from Mr. Otte and $309,120 in purchases from a limited liability company in which Mr. Otte has a 50% ownership interest.
     All purchases were made at prevailing market prices. We expect that purchases will continue on market terms in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act requires our directors, officers and 10% or greater unitholders to file initial reports of share ownership and reports of changes in share ownership with the SEC. Our directors and officers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to us and written representations from our directors and officers, all Section 16(a) filing requirements were met for fiscal 2009 except that Scott Brittenham failed to timely file a Form 4 reporting his ownership change upon Ethanol Investment Partners’ acquisition of units, Bruce Rastetter failed to timely file a Form 4 reporting his ownership change upon Hawkeye Energy Holdings, LLC acquiring units of the company and Thomas Ravencroft failed to timely file a Form 3 reporting his ownership interest upon becoming a director.
ADDITIONAL INFORMATION
     As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of members, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the membership units represented by these proxies.

By Order of the Board of Directors,
/s/ John E. Lovegrove
John E. Lovegrove
Chairman of the Board

[April 19], 2010

Appendix I
Fourth Amended and Restated Operating Agreement

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
OF
ADVANCED BIOENERGY, LLC
Effective May [11], 2010

ADVANCED BIOENERGY, LLC
~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

Page
4.3 Limitations on Distributions	~~14~~10
SECTION 5. MANAGEMENT	~~14~~10
5.1 Directors	~~14~~10
5.2 Number of Total Directors	~~14~~10
5.3 Election of Directors	~~14~~10
5.4 Committees	~~15~~11
5.5 Authority of Directors	~~16~~11
5.6 Director as Agent	~~17~~13
5.7 Restriction on Authority of Directors	~~17~~13
5.8 Director Meetings and Notice	~~18~~13
5.9 Action Without a Meeting	~~18~~14
5.10 Quorum; Manner of Acting	~~18~~14
5.11 Voting; Potential Financial Interest	~~18~~14
5.12 Duties and Obligations of Directors and Officers	~~18~~14
5.13 Chairman and Vice Chairman	~~18~~14
~~5.15~~ 5.14 Chief Executive Officer	~~19~~14
~~5.14~~ 5.15 President	~~19~~ 14
5.16 Chief ~~Operating~~Financial Officer	~~19~~15
5.17 ~~Chief Financial Officer 195.18~~ Secretary; Assistant Secretary	~~19~~15
~~5.19~~ 5.18 Vice President	~~19~~15
5.19 Other Officers	15
5.20 Delegation	~~20~~15
5.21 Execution of Instruments	~~20~~15
5.22 Appointment of Officers, Term of Office, Removal and Resignation	15
5.23 Limitation of Liability~~;~~ 	16
5.24 Indemnification of Directors, Officers, Others	 ~~20~~16
~~5.23~~ 5.25 Compensation; Expenses of Directors	~~20~~16
~~5.24~~ 5.26 Loans	~~20~~16
SECTION 6. ROLE OF MEMBERS	~~21~~17
6.1 One Membership Class	~~21~~17
6.2 Members	~~21~~17
6.3 Additional Members	~~21~~17
6.4 Rights or Powers	~~21~~17
6.5 Voting Rights of Members	~~21~~17
6.6 Member Meetings	~~21~~17
6.7 Conduct of Meetings	~~21~~17

Page
6.8 Notice of Meetings; Waiver	~~21~~17
6.9 Quorum and Proxies	~~21~~17
6.10 Voting; Action by Members	~~21~~17
6.11 Record Date	~~21~~17
6.12 Termination of Membership	~~22~~18
6.13 Continuation of the Company	~~22~~18
6.14 No Obligation to Purchase Membership Interest	~~22~~18
6.15 Waiver of Dissenters Rights	~~22~~18
SECTION 7. ACCOUNTING, BOOKS AND RECORDS	~~22~~18
7.1 Accounting, Books and Records	~~22~~18
7.2 Delivery to Members and Inspection	~~22~~18
7.3 Reports	~~22~~18
7.4 Tax Matters	~~23~~18
SECTION 8. AMENDMENTS	~~23~~19
8.1 Amendments	~~23~~19
SECTION 9. TRANSFERS	~~23~~19
9.1 Restrictions on Transfers	~~23~~19
9.2 Permitted Transfers	~~23~~19
9.3 Conditions Precedent to Transfers	~~24~~19
9.4 Prohibited Transfers	~~25~~20
9.5 No Dissolution or Termination	~~25~~21
9.6 Prohibition of Assignment	~~25~~21
9.7 Rights of Unadmitted Assignees	~~25~~21
9.8 Admission of Substituted Members	~~25~~21
9.9 Representations Regarding Transfers	~~26~~21
9.10 Distribution and Allocations in Respect of Transferred Units	~~26~~22
9.11 Additional Members	~~27~~22
SECTION 10. DISSOLUTION AND WINDING UP	~~27~~23
10.1 Dissolution	~~27~~23
10.2 Winding Up	~~27~~23
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	~~27~~23
10.4 Deemed Distribution and Recontribution	~~28~~23
10.5 Rights of Unit Holders	~~28~~23
10.6 Allocations During Period of Liquidation	~~28~~24
10.7 Character of Liquidating Distributions	~~28~~24
10.8 The Liquidator	~~28~~24

Page
10.9 Forms of Liquidating Distributions	~~28~~24
SECTION 11. MISCELLANEOUS	~~28~~24
11.1 Notices	~~28~~24
11.2 Binding Effect	~~29~~24
11.3 Construction	~~29~~24
11.4 Headings	~~29~~24
11.5 Severability	~~29~~24
11.6 Incorporation By Reference	~~29~~25
11.7 Variation of Terms	~~29~~25
11.8 Governing Law	~~29~~25
11.9 Waiver of Jury Trial	~~29~~25
11.10 Counterpart Execution	~~29~~25
11.11 Specific Performance	~~29~~25

v

~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
OF
ADVANCED BIOENERGY, LLC
     THIS ~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the ~~attached Exhibit “A”~~Membership Register of the Company and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
     WHEREAS, the Company’s organizers caused to be filed with the State of Delaware, a Certificate of Formation dated January 4, 2005, pursuant to the Delaware Limited Liability Company Act (the “Act”); and
          WHEREAS, the Company’s organizers adopted an Amended and Restated Operating Agreement of the Company dated June 30, 2005; and
          WHEREAS, the Members ~~desire to amend~~amended and ~~restate~~restated the Amended and Restated Operating Agreement ~~dated~~on June 30, 2005 and February 1, 2006 and amended the Third Amended and Restated Operating Agreement on September 18, 2009 to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs; and
     WHEREAS, the Members voted on May [11], 2010 at its Regular Meeting of Members to amend and restate the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as a Delaware limited liability company by filing a Certificate of Formation with the Delaware Secretary of State, Division of Corporations on January 4, 2005, pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Advanced BioEnergy, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Delaware; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Delaware limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business ~~in Nebraska. The principal place of business of the Company shall be at 4424 South 179th Street, Omaha, Nebraska, 68135, or elsewhere~~ as determined by the Directors

1

~~may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business~~.
1.5 Term. The term of the Company commenced on the date the Certificate of Formation (the “Certificate”) of the Company was filed with the Delaware Secretary of State, Division of Corporations, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Delaware~~. The name and address of the Registered Agent shall be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.~~ as determined by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times ~~after the Effective Date~~, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in ~~its~~his or her discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

2

     (d) “Agreement” means this Fourth Amended and Restated Operating Agreement of Advanced BioEnergy, LLC, as amended from time to time.
     (e) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
     (f) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
     (g) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.
     (h) “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, Division of Corporations.
     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means Advanced BioEnergy, LLC, a Delaware limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
     (p) “Effective Date” means May [11], 2010.
     (q) Unless otherwise determined by the Directors.

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     ~~(r) “Financial Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors. (s)~~ , “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
     (~~t~~r) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (~~u~~t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) ~~The~~the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors ~~provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The~~; (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) ~~The~~the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) ~~The~~the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (~~v~~u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
     (~~w~~v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
     (~~x~~w) “Liquidator” has the meaning set forth in Section 10.8 hereof.
     (~~y~~x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
     (~~z~~y) “Member” means any Person (i) whose name is set forth ~~as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement,~~on the Membership Register of the Company and (ii) who is the owner of record of one or more Units.
     ~~(aa~~(z) “Members” means all such Members.
     (~~bb~~aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (~~cc~~bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
     (~~dd~~cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address~~,~~ and the number of Units, ~~and Capital Contributions~~ of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

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     (~~ee~~dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
     (~~ff~~ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by ~~depreciation~~Depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
     (~~gg~~ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (~~hh~~gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (~~ii~~hh) “Officer” or “Officers” has the meaning set forth in Section ~~5.18~~5.19 hereof.
     (~~jj~~ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
     (~~kk~~jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (~~ll~~kk) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) ~~Any~~any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) ~~Any~~any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) ~~In~~in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) ~~Gain~~gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) ~~In~~in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) ~~To~~to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) ~~Notwithstanding~~notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (~~mm~~ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

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     (~~nn~~mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (~~oo~~nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
     (~~pp~~oo) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (~~qq~~pp) “Securities Act” means the Securities Act of 1933, as amended.
     (~~rr~~qq) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
     (~~ss~~rr) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
     (~~tt~~ss) “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
     (~~uu~~tt) “Unit Holders” means all Unit Holders.
     (~~vv~~uu) “Unit Holder” means ~~the~~an owner of record of one or more Units.
     (~~ww~~vv) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (~~xx~~ww) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (~~yy~~xx) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Membership Register. The name, address, and initial Units quantifying the Membership Interest of each Member are set out in ~~Exhibit A attached hereto, and shall also be set out in~~ the Membership Register ~~along with each Member’s original Capital Contribution~~.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. ~~Subject to Section 5.7, additional~~Additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon receipt of such Capital Contributions, the Directors shall cause ~~Exhibit A and~~ the Membership Register to be appropriately amended.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the

6

following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with ~~sections~~Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit

7

Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in ~~the~~this Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the

8

Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner ~~it determines~~they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of ~~section~~Section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

9

SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, ~~shall~~may make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement or the Act conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as ~~it~~they may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.
5.2 Number of Total Directors. The total number of ~~initial~~ Directors of the Company shall be ~~a minimum of three (3) and a maximum of thirteen (13). At the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9). The Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote at any annual or special meeting~~fixed by the Members, provided, that in the event of a vacancy on the Board of Directors, the Board may, but is not be required to, fill the vacancy prior to the next annual meeting of the Members.
5.3 Election of Directors.
     (a) Election of Directors and Terms. ~~The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first special or~~Directors shall be divided into three groups, Group I, Group II or Group III, with such classification to serve as the basis for staggering the terms among the elected Directors. At each annual meeting of the Members  ~~following the date on which substantial operations of the Facilities commence, and in all cases~~, approximately one third of the Directors shall be elected by the Members for terms of three (3) years and shall serve until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. ~~In accordance with Section 5.2, at the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9). If this reduction in the number of Directors requires the removal of any Director, John T. Porter, Robert W. Holmes and Revis L. Stephenson, III shall not be included in the Directors removed at that time. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The initial Directors shall conduct a lottery to separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. Notwithstanding the foregoing, John T. Porter shall be classified in Group I; Robert W. Holmes shall be in classified in Group II and Revis L. Stephenson, III shall be classified in Group III. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).~~
     (b) Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting. Each such notice to the Secretary shall set forth:
(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to

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vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)	a nominating petition signed ~~an~~and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate ~~of the~~for a Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the outstanding Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors ~~shall~~may appoint a new Director to fill the vacancy for the remainder of such term.
(c)	Removal of Certain Directors.
(i)	The Directors may remove any Director with or without cause at any time prior to the expiration of the Director’s term if the Director is or was an employee of the Company during such term and such Director ceases for any reason to be an employee of the Company (including any Director whose employment was terminated prior to the adoption of this provision) by the vote of a majority of all of the Directors other than the Director subject to such action. Notwithstanding the last sentence of Section 5.3(b), any vacancy created by such removal may be filled by a majority of the remaining Directors. Notwithstanding Section 5.11, any Director who is the subject of such action shall be disqualified from voting on such action.

(ii)	The Directors may remove any Director for “cause” by a vote of a majority of all Directors other than the Director subject to the removal. “Cause” shall mean: (A) willful or gross misfeasance by the Director that is expressly intended to injure or has the effect of materially injuring the reputation, business or business relationships of the Company; or (B) conviction of, or a guilty plea (including a plea of nolo contendere) by, the Director of any felony or any crime involving moral turpitude which reflects unfavorably upon the Company. Any vacancy created pursuant to this subsection (ii) may be filled by a majority vote of the remaining Directors.
5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors

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shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
     (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
     (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
     (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
     (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
     (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
     (i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
     (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

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     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; ~~and~~
     (o) Cause the Company to set the terms for issuance of, and to approve the issuance of, any Membership Economic Interests and Units, including any rights, privileges or preferences for any additional class of Units, and to issue such Membership Economic Interests and Units as the Directors may determine; and
     (p) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 ~~Restrictions~~Restriction on Authority of Directors.
     ~~(a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:~~
~~(i)~~	~~Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;~~

~~(ii)~~	~~Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;~~

~~(iii)~~	~~Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or~~

~~(iv)~~	~~Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. (b)~~ The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests~~: (i) Dispose~~dispose of at one time all or substantially all of the Property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of the Property in connection with the dissolution of the Company or a transfer of substantially all or any portion of the Property to a wholly owned subsidiary of the Company~~;~~

~~(ii)~~	~~Issue more than an aggregate of 20,000,000 Units; and~~

~~(iii)~~	~~Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates in excess of $500,000. The actions~~. The action specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, ~~five~~two (~~5~~2) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director

13

at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by two-thirds (2/3) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement~~.~~, provided, however, that the vote of a majority of all Directors shall be required for any merger, consolidation, exchange, conversion, sale of all or substantially all of the assets of the Company, dissolution of the Company, material change in the business of the Company, to cause the Company to voluntarily take any action that would cause a bankruptcy of the Company or to amend this Section 5.10.
5.11 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to the Directors at the time of such vote.
5.12 Duties and Obligations of Directors and Officers. The Directors and Officers shall cause the Company to conduct its business and operations separate and apart from that of any Director, Officer or any of its Affiliates. ~~The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.~~ Each Director and Officer shall ~~have the duty to~~ discharge ~~the foregoing~~his or her duties in good faith, in a manner the Director or Officer reasonably believes to be in or not opposed to the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. ~~The~~Except as provided herein, the Directors and Officers shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner and a Director or Officer who so performs those duties shall not be liable by reason of being a Director or Officer of the Company.
5.13 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14 Chief Executive Officer. The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.
5.15 President. The President shall have general supervision of the operations of the Company. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of

14

the Board of Directors. The President shall, at the request or in the absence or disability of the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer. ~~Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President of the Company, and the Chairman may exercise the duties of the office of Chairman using any such designations. The President shall report to the Chief Executive Officer.~~
5.16 ~~Chief Operating Officer. The Chief Operating Officer shall be responsible for the day-to-day operations of the Company and any other duties as shall be required by the Directors. The Chief Operating Officer shall report to the President. 5.17~~ Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors, the Chief Executive Officer or the President from time to time.
~~5.18~~5.17 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or ~~person~~persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
~~5.19~~5.18 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior.
5.19 Other Officers. The Directors may appoint such other officers with such other titles as the Directors may from time to time determine (such officers, together with the Chief Executive Officer, the President, the Chief Financial Officer, Secretary, Assistant Secretary and Vice President, individually, an “Officer” and collectively the “Officers”).
5.20 Delegation. Unless prohibited by a resolution of the Directors, ~~the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”)~~an Officer may delegate ~~in writing~~ some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.21 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; ~~or (ii) when authorized by resolutions(s) of the Directors,~~(ii) the Chief Executive Officer or President; or (iii) by such other person or persons as may be designated from time to time by the Directors.
5.22 ~~Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall~~Appointment of Officers, Term of Office, Removal and Resignation.
(a)	The Officers shall be appointed by the Directors. Any two (2) or more offices may be held by the same person.

(b)	Each Officer shall hold office until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall resign or shall have been removed in the manner provided hereinafter.

(c)	An Officer serves at the pleasure of the Directors, and the Directors may remove an Officer at any time with or without cause. The Directors also may eliminate any Officer position other than President or Chief Financial Officer at any time.

(d)	Any Officer may resign at any time and for any reason.

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(e)	In the event of a vacancy in the office Chairman, Chief Executive Officer or Chief Financial Officer because of death, resignation or removal, the Directors shall appoint a successor to such office.
5.23 Limitation of Liability. A Director of the Company shall not be personally liable to ~~this Company or~~the Company or to its Members for monetary damages for ~~a~~ breach of fiduciary duty ~~by such~~as a Director ~~or Officer; provided that~~, but this provision shall not eliminate or limit the liability of a Director ~~or Officer for any~~ of the ~~following:~~Company (i) for any breach of the Director’s duty of loyalty to the Company or its ~~Members;~~Unit Holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law~~;~~ or (iii) for ~~a~~any transaction from which the Director ~~or Officer~~ derived an improper personal benefit ~~or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.~~. This Section 5.23 shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Agreement became effective, if such a limitation or elimination of liability of a Director for those acts or omissions is prohibited by the Act as then in effect. Any repeal or modification of this Section 5.23 shall not adversely affect any right or protection of a Director of the Company existing at the time of that repeal or modification.
5.24 Indemnification of Directors, Officers, Others.
(a)	Right to Indemnification. If a Director or Officer has acted in accordance with his or her duties under Section 5.12, the Company, to the fullest extent permitted by applicable law as then in effect, shall indemnify any such person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor (each, a “Proceeding”), by reason of the fact that he or she is or was a Director or Officer of the Company, or is or was a Director or Officer serving at the request of the Company as a Director, Officer, or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any Proceeding. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with Proceedings, consistent with the provisions of applicable law as then in effect.

(b)	Permissible Indemnification. The Company may indemnify its employees and agents as determined by the Directors.

(c)	Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Section 5.24 is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, agreement, vote of Members or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding the office. The provisions of this Section 5.24 shall benefit the heirs and legal representatives of any person entitled to indemnity under this Section 5.24 and shall be applicable to Proceedings commenced or continuing after the adoption of this Section 5.24, whether arising from acts or omissions occurring before or after adoption.
~~5.23~~5.25 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
~~5.24~~5.26 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. ~~The amount of any such loan or advance~~

16

~~by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.~~ None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page ~~to this Agreement~~ in ~~the form of Exhibit “C” attached hereto~~form acceptable to the Directors and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. ~~The Membership Interests of the Members shall be set forth on Exhibit “A” to this Agreement.~~
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by ~~the person~~Directors calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least ~~twenty-five~~fifty percent (~~25~~50%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is

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adopted, as the case may be, shall be the record date for determination of Members unless a different record date is set by the Directors.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded~~,~~ in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business all of the following: (i) ~~A~~a current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) ~~The~~the full name and business address of each Director; (iii) ~~A~~a copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; (iv) ~~Copies~~copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) ~~A~~a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) ~~Copies~~copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. ~~Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.~~ Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. ~~The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).~~
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting

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such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member~~. Following such proposal, the~~ holding not less than one percent (1%) of the Units of the Company. The Board of Directors shall submit any such proposal to the Members ~~a verbatim statement of any proposed amendment~~at the Company’s next annual meeting or at a duly called special meeting, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. ~~The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.~~ A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests ~~constituting the quorum~~represented at the meeting and entitled to vote on the amendment. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may~~:(a)~~  at any time Transfer all or any portion of its Units:
     (~~i~~a) to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, ~~or;~~
     (~~ii~~b) without consideration to or in trust for descendants or the spouse of a Member; ~~and~~
     (~~b) at any time following 90 days after Financial Closing, Transfer all or any portion of its Units:(i~~c) to any Person approved by the Directors in writing~~,~~;
     (~~ii~~d) to any other Member or to any Affiliate or Related Party of another Member; or
     (~~iii~~e) to any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

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     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be~~) (i~~) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination ~~and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination~~. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the sole determination of the Directors, such Transfer ~~would~~might cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code taking into account other transactions that have or are intended to occur.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to

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recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the ~~company~~Company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) ~~The~~the transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units~~. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The~~; (b) the transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) ~~Except~~except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer. The transferor Member shall be released from all obligations assumed by the transferee except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;
9.9 Representations Regarding Transfers.
     (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a

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secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
     (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED AND RESTATED FROM TIME TO TIME.
THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form ~~of Exhibit C, attached hereto~~acceptable to the Directors. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum ~~in the form of Exhibit C, attached~~ hereto.

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SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) ~~The~~the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) ~~The~~the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section ~~10.8~~10.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) ~~First~~first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; ~~and~~ (b) ~~Second~~second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; and (c) ~~Third~~third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) ~~Distributed~~distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company~~. The~~ (the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof); or (b) ~~Withheld~~withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

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10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(~~1)~~10 of the Code, including the interest of such Unit Holder in the Company goodwill.
10.8 The Liquidator.
The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the communication sent promptly thereafter by regular or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) ~~If~~if to the Company, to ~~the address determined pursuant to Section 1.4 hereof; (b) If~~its principal place of business; (b) if to the Directors, to the address set forth on record with the ~~company;~~Company; or (c) ~~If~~if to a Member, either to the address set forth in ~~Section 2.1 hereof~~Membership Register or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

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The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

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IN WITNESS WHEREOF, ~~the parties have executed and entered into this Third~~this Fourth Amended and Restated Operating Agreement of the Company has been adopted as of the ~~day first set forth above~~Effective Date.

COMPANY:

ADVANCED BIOENERGY, LLC

By:
Its:	Chairman

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ADVANCED BIOENERGY, LLC
REGULAR MEETING OF MEMBERS
[                    , Central Time]
[                                        ], Aberdeen, SD
Important Notice Regarding the Availability of Proxy Materials for the Regular
Meeting of Members to be Held on [Tuesday, May 11, 2010].
The Proxy Statement is available at: www.advancedbioenergy.com/proxy
     The following proxy materials and information are available for your review from mailing date to meeting date at www.advancedbioenergy.com/proxy.
•	the company’s Notice of Regular Meeting and Proxy Statement;

•	the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009;

•	the form of Proxy Card; and

•	directions to the Annual Meeting.

ADVANCED BIOENERGY, LLC
PROXY CARD FOR 2010 REGULAR MEETING OF MEMBERS
[May 11, 2010]
[                     (Central Time)]
[                                        ], Aberdeen, SD

Advanced Bioenergy, LLC
10201 WayZata Boulevard, Suite 250
Minneapolis, MN 55305
proxy

Solicited on Behalf of the Board of Directors of Advanced BioEnergy, LLC
The undersigned holder(s) of membership units of Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), hereby appoint(s) Richard R. Peterson, proxy of the undersigned, with power of substitution, to vote all of the membership units that the undersigned are entitled to vote at the Company’s regular meeting of members to be held at [                                                            ], Aberdeen, SD, on [May 11, 2010], [                     central time], and at any adjournment thereof, as follows:
See reverse for voting instructions.

 ADDRESS BLOCK
ò Please detach here ò

Instructions: To withhold authority to vote for any individual nominee, strike a line through the individual’s name below.

1. Election of Directors	01 Troy L. Otte	02 Richard R. Peterson	☐	FOR all nominees listed (except if any name is lined out)		☐	WITHHOLD AUTHORITY to vote for all nominees listed

2. Approval of the proposal to ratify the selection of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.			☐	For	☐	Against	☐	Abstain

PROPOSALS 3A-3F TO AMEND AND RESTATE OUR OPERATING AGREEMENT ARE CROSS-CONDITIONED UPON MEMBER APPROVAL OF ALL OF PROPOSALS 3A-3F.

3A Approval to Revise Section 5.7 to Remove Certain Restrictions on Authority of Directors, including the issuance of more than 20,000,000 units.			☐	For	☐	Against	☐	Abstain

3B Approval of New Section 5.5(o) to Permit the Board of Directors to Set the Terms of Issuance of any New Class of Units.			☐	For	☐	Against	☐	Abstain

3C Approval of Revisions to Section 5.3 Related to the Board of Directors.			☐	For	☐	Against	☐	Abstain

3D Approval of Certain Governance Changes.			☐	For	☐	Against	☐	Abstain

3E Approval to Revise Director Indemnification Provisions.			☐	For	☐	Against	☐	Abstain

3F Approval of Certain Administrative Changes to our Operating Agreement.			☐	For	☐	Against	☐	Abstain

4. In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.			☐	GRANT AUTHORITY to vote			☐	WITHHOLD AUTHORITY to vote

A vote FOR the nominees in proposal 1, FOR proposal 2 and FOR proposals 3A-3F and granting the proxy discretionary authority, is recommended by the Company’s board of directors. When properly executed, this proxy will be voted in the manner directed by the undersigned member(s). If no direction is given, the proxy will be voted FOR the nominees in proposal 1, FOR proposal 2 and FOR proposals 3A-3F and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked abstain are counted only for purposes of determining whether a quorum is present at the meeting.

Date

Signature (s) in Box

Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).

ANNUAL MEETING RSVP
☐ Yes. I/We plan to attend the [May 11, 2010]
Annual Member meeting at [ ], Aberdeen, SD.
☐ No, I/We will not be able to attend the meeting.